UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FXCM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

April 30, 2015

Dear Fellow Shareholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2015 Annual Meeting of Shareholders of FXCM Inc. (the “Annual Meeting”), to be held at 11:00 a.m. (EDT) on June 10, 2015. We are very pleased that this year’s Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FXCM15. You will also be able to vote your shares electronically at the Annual Meeting.

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our shareholders and the Company. Hosting a virtual meeting will enable increased shareholder attendance and participation since shareholders can participate from any location around the world.

We are also very pleased to continue to utilize the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that the e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. As a result, most shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) and others will receive paper copies of the Proxy Statement, the proxy card and our Annual Report. In accordance with this rule, we are sending the Notice on or about May 1, 2015 to shareholders of record at the close of business on April 14, 2015. The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. Whether you vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or by attending the Annual Meeting, it is important that your shares be represented and voted at the meeting.

Thank you for your continued support of FXCM Inc.

Sincerely,

Drew Niv
Chairman of the Board of Directors and
Chief Executive Officer

FXCM INC.
55 Water Street, 50th Floor
New York, NY 10041
Telephone: (646) 432-2986

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m. (EDT) on June 10, 2015

PLACE	Online at www.virtualshareholdermeeting.com/FXCM15.

ITEMS OF BUSINESS	1.	To elect eleven directors listed herein to the Board of Directors to serve until the 2016 Annual Meeting of Shareholders.
	2.	To consider and vote upon a proposal to ratify the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

3.	To approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as disclosed pursuant to the rules of the Securities and Exchange Commission.

4.	To consider and act upon such other business as may properly come before the 2015 Annual Meeting of Shareholders and any adjournments or postponements thereof.

The Board of Directors recommends that you vote FOR each of proposals (1) through (3).

RECORD DATE	You may vote at the 2015 Annual Meeting of Shareholders if you were a shareholder of record at the close of business on April 14, 2015.

ANNUAL REPORT	A copy of our Annual Report is available at www.proxyvote.com.

VIRTUAL MEETING ADMISSION	Shareholders of record as of April 14, 2015 will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/FXCM15. To participate in the Annual Meeting, you will need the 12-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 11:00 a.m., EDT. Online check-in will begin at 10:50 a.m., EDT, and you should allow ample time for the online check-in procedures.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or, if you have received a printed copy of the proxy materials from us by mail, by completing, signing and returning the enclosed proxy card by mail. Internet and telephone voting procedures are described on page 2 of the Proxy Statement for the 2015 Annual Meeting of Shareholders and on the proxy card. For shares held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee. You will receive information from your bank, broker or other nominee on how to submit voting instructions.

Whether or not you plan to attend the 2015 Annual Meeting of Shareholders, please vote electronically or by telephone or, if you have received a paper copy of the proxy materials, please sign and date the enclosed proxy card and return it promptly. If shares are held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee. You may revoke a previously delivered proxy at any time prior to the Annual Meeting.  Any shareholder as of the record date may vote at the Annual Meeting, thereby canceling any previous proxy, provided that if your shares are held through a bank, broker or other nominee you will need to obtain a proxy, executed in your favor, from the shareholder of record (bank, broker or other nominee) to be able to vote at the Annual Meeting.

By Order of the Board of Directors
/s/ David S. Sassoon
David S. Sassoon
General Counsel and Secretary

This Notice of Annual Meeting and the Proxy Statement are being distributed or made available, as the case may be,
on or about May 1, 2015.

-i-

TABLE OF CONTENTS

Page

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	i

GENERAL INFORMATION	1

PROPOSAL NO. 1 — ELECTION OF DIRECTORS	6

Nominees for Election to the Board of Directors	6

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS	11

Director Independence and Independence Determinations	11
Board Leadership Structure	11
Board Committees and Meetings	12
Code of Business Ethics and Director, Officer & Employee Conduct	14
Code of Ethics for Financial Professionals	15
Director Nomination Process	15
Communications with Directors	16
Executive Officers of the Company	16

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	18

Audit and Non-Audit Fees	18
Audit Committee Pre-Approval Policies and Procedures	19

AUDIT COMMITTEE REPORT	20

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE
OFFICER COMPENSATION	21

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	22

DIRECTOR COMPENSATION	22

EXECUTIVE COMPENSATION	23

Compensation Discussion & Analysis	23

COMPENSATORY RISK ANALYSIS	29

COMPENSATION COMMITTEE REPORT	30

2014 Summary Compensation Table	31
Grants of Plan-Based Awards for 2014	32
Operating Agreement & Employment Agreements	33
Changes to Annual Incentive Bonus Plans in March 2015	33
Outstanding Equity Awards at Fiscal Year-End for 2014	34
Option Exercises and Stock Vested for 2014	35
Potential Payments upon Termination or Change in Control	35

OWNERSHIP OF SECURITIES	38

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	40

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	40

Exchange Agreement	40
Registration Rights Agreement	41
Tax Receivable Agreement	41
FXCM Holdings, LLC Limited Liability Company Agreement	43
Relationships with Global Finance and Master Capital Group	43
Relationships with Method Credit Fund and Monetary Credit Group LLC	43

-ii-

TABLE OF CONTENTS

(continued)

Page

Relationship with Lucid Markets Trading Limited	44
Relationship with Faros Trading LLC	44
Other Transactions	44
Statement of Policy Regarding Transactions with Related Persons	45
Indemnification of Directors and Officers	45

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS	46

HOUSEHOLDING OF PROXY MATERIALS	46

FORM 10-K	47

OTHER BUSINESS	47

-iii-

FXCM INC.
55 Water Street, 50th Floor
New York, NY 10041
Telephone: (646) 432-2986

PROXY STATEMENT
Annual Meeting of Shareholders
June 10, 2015
11:00 A.M. (EDT)

GENERAL INFORMATION

Why am I being provided with these materials?

We have made the Notice of Internet Availability of Proxy Materials (the “Notice”), this proxy statement (this “Proxy Statement”) and our 2014 Annual Report which includes our Annual Report on Form 10-K for the year ended December 31, 2014 (collectively, the “Proxy Materials”) available to you on the Internet or, upon your request, you may have printed versions of the Proxy Materials delivered to you by mail in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Directors”) of FXCM Inc. of proxies to be voted at our 2015 Annual Meeting of Shareholders to be held on June 10, 2015 (the “Annual Meeting”), and at any adjournments or postponements of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Banks, brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and, if they request, will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares.

References in this Proxy Statement to “FXCM,” “Company,” “we,” “us” and “our” refer to FXCM Inc. and our consolidated subsidiaries, unless the context requires otherwise.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide shareholders access to our Proxy Materials over the Internet. We believe that the e-proxy process will expedite our shareholders’ receipt of the Proxy Materials, lower the costs of distribution and reduce the environmental impact of the Annual Meeting. Accordingly, we are sending the Notice on or about May 1, 2015 to shareholders of record entitled to vote at the Annual Meeting. All shareholders will have the ability to access the proxy materials at www.proxyvote.com and download printable versions of the Proxy Materials or request and receive a printed set of the Proxy Materials from us. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy from us may be found on the Notice.

What will I need in order to attend the Annual Meeting?

You may attend the Annual Meeting live via the Internet by visiting www.virtualshareholdermeeting.com/FXCM15. To participate in the Annual Meeting, you will need the 12-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 11:00 a.m., Eastern Time. Online check-in will begin at 10:50 a.m., Eastern Time, and you should allow ample time for the online check-in procedures.

You may vote shares held through a bank, broker or other nominee at the Annual Meeting only if you obtain a proxy, executed in your favor, from the record holder (bank, broker or other nominee) giving you the right to vote the shares.

What am I voting on?

The proposals scheduled to be voted on at the Annual Meeting are as follows:

	Description	Board’s Voting Recommendation	Page Reference
Proposal 1	To elect eleven directors listed herein to the Board of Directors to serve until the 2016 Annual Meeting of Shareholders	FOR each Director nominee	6
Proposal 2	To consider and vote upon a proposal to ratify the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015	FOR	18
Proposal 3	To approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as disclosed pursuant to the rules of the Securities and Exchange Commission	FOR	21

With respect to any such other business as may properly come before the 2015 Annual Meeting of Shareholders and any adjournments or postponements thereof, the Board of Directors recommends that you vote your shares in accordance with the discretion of the holders of the proxy.

Who is entitled to vote?

Holders of Class A common stock of FXCM and Class B common stock of FXCM as of the close of business on April 14, 2015 (the “Record Date”) may vote at the Annual Meeting or any adjournments or postponements thereof.

What constitutes a quorum?

The holders of a majority of the voting power of the issued and outstanding shares of stock entitled to vote must participate in the Annual Meeting or be represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” (as defined below) also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares through a bank, broker or other nominee (in “street name”) and do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote (a “broker non-vote”).

How many votes do I have?

If you are a holder of our Class A common stock, then you are entitled to one vote at our Annual Meeting for each share of our Class A common stock that you held as of the close of business on the Record Date. If you are a holder of our Class B common stock, then you are entitled to a number of votes at our Annual Meeting that is equal to the number of units in FXCM Holdings, LLC (“Holdings Units”) held by you on the Record Date, regardless of the number of shares of Class B common stock held by you. All matters on the agenda for our Annual Meeting will be voted on by the holders of our shares of Class A common stock and Class B common stock voting together as a single class.

As of April 14, 2015, we had 50,709,113 shares of Class A common stock outstanding that will carry an aggregate of 50,709,113 votes and 31 shares of Class B common stock outstanding that will carry an aggregate of 31,638,525 votes (i.e., a number of votes that is equal to the number of outstanding Holdings Units, not including those held by FXCM Inc.) for a total of 82,347,638 votes.

2

How do I vote my shares?

Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet, by telephone or by mail. In all cases, you should have your proxy card or voting instruction form on hand and follow the instructions:

•	By Internet — Visit www.proxyvote.com.

•	By Telephone — Call 1-800-690-6903.

•	By Mail — Complete, sign and date your proxy card and return by mailing or otherwise returning the proxy card in the envelope provided to you.

If you hold your shares in street name you may also submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. (EDT) on June 9, 2015 for the voting of shares held by shareholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 9, 2015.

How many votes are required to approve each proposal?

The election of Directors listed herein will be determined by a plurality of the votes cast in respect of the shares participating in the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of Board of Directors. A plurality vote requirement means that the Director nominees listed herein with the greatest number of votes cast, even if less than a majority, will be elected.

A majority of the affirmative votes cast at the Annual Meeting will determine the ratification of the selection and appointment of the independent registered public accounting firm and the approval of the compensation paid to our Named Executive Officers.

It is important to note that the proposals to (1) ratify the selection and appointment of the independent registered public accounting firm; and (2) approve the compensation of our Named Executive Officers are each non-binding and advisory.

How are votes counted?

Abstentions and Withheld Votes:  With respect to the election of Directors listed herein, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld. Abstentions and votes that are withheld will not have any effect on the outcome of the election of Directors. Abstentions will not have any effect in determining whether compensation of our Named Executive Officers has been approved. For the ratification of the independent registered public accounting firm, abstentions will not be counted as votes “for” or “against” against the selection of the independent registered public accounting firm, and, as a result, will have no effect on the outcome of this proposal.

Broker Non-Votes:  Broker non-votes occur when shares held in street name are not voted with respect to a proposal because (1) the bank, broker or other nominee has not received voting instructions from the shareholder who beneficially owns the shares; and (2) the bank, broker or other nominee lacks the authority to vote the shares at his/her discretion. Under current NYSE interpretations that govern broker non-votes, the election of Directors listed herein and the vote to approve the compensation of our Named Executive Officers are considered non-discretionary matters and a bank, broker or other nominee will lack the authority to vote shares at his/her discretion on these proposals. Ratification of the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a discretionary matter and a bank, broker or other nominee will be permitted to exercise his/her discretion. This NYSE rule governs all banks, brokers and other nominees. Consequently, this rule affects all public companies that have shares held in street name. Accordingly, if your shares are held in street name and you do not submit voting instructions to your bank, broker or other nominee, your shares will not be counted in determining the outcome of the election of Directors listed herein and, the vote to approve the compensation of our Named Executive Officers. Broker non-votes will have no effect on the outcome of any of these matters.

3

If you simply sign and submit your proxy card without voting instructions, your shares will be voted as recommended by the Board of Directors: (1) “FOR” each Director nominee listed herein; (2) “FOR” the ratification of the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and (3) “FOR” the approval of the compensation of our Named Executive Officers. With respect to any other matters that may be voted on at the Annual Meeting or any adjournments or postponements thereof, if you simply sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the discretion of the holders of the proxy.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and David S. Sassoon, General Counsel and Secretary of the Company, will act as Inspector of Elections.

What does it mean if I receive more than one Notice on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to the Secretary of the Company, provided such statement is received no later than June 9, 2015;

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (EDT) on June 9, 2015;

•	Submitting a properly signed proxy card with a later date that is received no later than June 9, 2015; or

•	Attending the Annual Meeting, revoking your proxy and voting.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting, provided that if your shares are held in street name you will need to obtain a proxy, executed in your favor, from the shareholder of record (bank, broker or nominee) to be able to vote at the Annual Meeting. We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the Annual Meeting. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the Notice or proxy card is the date of the proxy.

Could other matters be decided at the Annual Meeting?

As of the date this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

4

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees (for no additional compensation) or by telephone, electronic transmission and facsimile transmission.

Is my vote confidential?

Proxy cards and voting tabulations that identify individual shareholders are mailed or returned directly to the Inspectors of Election and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

•	as needed to permit the Inspectors of Election to tabulate and certify the vote;

•	as required by law; or

•	in limited circumstances such as a proxy contest in opposition to the Board of Directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Will the Annual Meeting be webcast?

The Annual Meeting will be webcast to any and all interested parties by visiting our website at www.fxcm.com under Investor Relations. You will not be able to vote your shares electronically or submit questions during the webcast.

Company information and mailing address

FXCM was incorporated under Delaware law on August 10, 2010. FXCM is a holding company and its only material asset is a controlling interest in FXCM Holdings, LLC (“Holdings”). FXCM’s Class A common stock trades on the NYSE under the symbol “FXCM.” Our principal executive offices are located at 55 Water Street, 50th Floor, New York, NY 10041. Our telephone number is (646) 432-2986. Our website address is www.fxcm.com. Information on our website is not incorporated into this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 10, 2015:   The Notice, this Proxy Statement and our 2014 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2014) are available at www.proxyvote.com. In addition, if you have not received a copy of the Proxy Materials and would like to receive one for the Annual Meeting or for future shareholder meetings, you may request printed copies as follows:

•	By Internet: go to www.proxyvote.com and follow the instructions; or

•	By telephone: call 1-800-690-6903 free of charge and follow the instructions;

•	By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-digit control number located in your Notice in the subject line.

5

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws provide that the Board of Directors will consist of that number of Directors determined from time to time by resolution adopted by the affirmative vote of the majority of the Board of Directors. The Board of Directors has fixed the number of Directors at eleven. Acting upon the recommendation of its Corporate Governance and Nominating Committee, the Board of Directors has nominated the eleven persons identified herein for re-election as Directors, to hold office for a term beginning on the date of election and ending at the 2016 Annual Meeting of Shareholders or until his or her earlier resignation or removal. Action will be taken at the Annual Meeting for the election of the eleven persons mentioned herein.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of these eleven nominees, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

Nominees for Election to the Board of Directors

The following information describes the names, ages and biographical information of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Ownership of Securities.”

Name	Age
William Ahdout Director since 2010	48

Director Qualifications

Career experience in the retail foreign exchange industry as a Vice President and Chief Dealer of the Tokyo Desk at Berisford Capital Markets.

Experience

Mr. Ahdout previously served on the board of our predecessor, Holdings, from 1999 to 2010. Mr. Ahdout has been with FXCM since 1999, is our Chief Dealer and a Managing Director and is one of the original founding partners of the firm. Prior to co-founding FXCM, Mr. Ahdout served as a Vice President and Chief Dealer of the Tokyo desk at Berisford Capital Markets, an institution specializing in inter-bank currency option brokerage, during a period of industry consolidation.

James G. Brown Director since 2010 Presiding Independent Director Audit Committee Compensation Committee Corporate governance and Nominating Committee	50

Director Qualifications

Investment acumen developed through roles as managing partner of Long Ridge Equity Partners, a managing director of TH Lee Putnam Ventures and a Senior Vice President at GE Equity, as well as demonstrated experience making investments in financial services and technology companies.

Experience

Mr. Brown previously served on the board of our predecessor, Holdings, from 2008 to 2010. Mr. Brown is a managing partner of Long Ridge Equity Partners, a private equity fund specializing in financial services investments, which he founded in 2007. He has been a managing director of TH Lee Putnam Ventures since 1999, a technology-focused private equity firm. Before joining TH Lee Putnam Ventures, Mr. Brown served as a Senior Vice President at GE Equity, where he was responsible for strategic and financial investments in technology and financial services companies.

Mr. Brown also serves on the board of directors of Stonegate Mortgage Corporation. Mr. Brown graduated from New York University with a B.S. and graduated with honors from Wharton Business School of the University of Pennsylvania with a Masters of Business Administration.

6

Robin Davis Director Since 2010 Independent Audit Committee	69

Director Qualifications

Wide-ranging career experience in the financial industry, with a focus on hedge fund operations and prime brokerage services, including as Managing Director of business development at McAlinden Research, a division of Catalpa Capital Advisors.

Experience

Mr. Davis was appointed to the Board of Directors in connection with its initial public offering in December 2010 (the “IPO”). Mr. Davis is currently Managing Director of business development at McAlinden Research, a division of Catalpa Capital Advisors. Previously, he has been a Managing Director and Head of Hedge Fund Service Sales for ConceptONE, Concept Capital’s complete, outsourced Multi-Prime Service Platform for hedge fund managers, since May 2009. Concept Capital is a division of Sanders Morris Harris Inc. Mr. Davis is also the Founder and Chairman Emeritus of Hedge Funds Care, a charity he founded in 1998 devoted to preventing and treating child abuse, and previously served as its President and Chairman of the Global Board of Directors from 1998 to 2008. From September 2005 to December 2008, Mr. Davis was a Partner and Head of Sales at Merlin Securities, LLC, a provider of prime brokerage services and technology to hedge funds. From September 2004 to August 2005, Mr. Davis was the Chief Operating Officer of SDS Capital Group, a hedge fund. From June 1995 to August 2004, Mr. Davis was Managing Director of Sales at Banc of America Prime Brokerage. From 1975 to 1995, Mr. Davis held various positions with Wall Street firms focused on providing research and investment banking products to individual and institutional investors.

Mr. Davis graduated from the State University of New York at New Paltz with a B.S. in Education and is qualified as a General Securities Registered Representative (Series 7).

Perry Fish Director Since 2010 Independent Compensation Committee (Chair) Corporate Governance and Nominating Committee	72

Director Qualifications

Extensive career experience in the legal profession, both in teaching and in practice.

Experience

Mr. Fish was appointed to the Board of Directors in connection with the IPO. Mr. Fish was a founding partner at the Law Offices of Perry Gary Fish and Counsel at Berman, Schulman & Levine LLP from 1992 to 2014. From 1972 to 1993, Mr. Fish was a Partner at Raskin & Rappoport, P.C. From 1970 to 1972, Mr. Fish was a Senior Trial Associate at the Legal Aid Society in Nassau County, New York. Mr. Fish has also served as an Adjunct Assistant Professor at Benjamin N. Cardozo School of Law, Yeshiva University, Brooklyn College and Lander College for Men.

Mr. Fish graduated from Ohio State University in 1964 with a B.A. in English Literature, received a J.D. from St. John’s University School of Law in 1967 and received an L.L.M. from New York University School of Law in 1968.

7

Kenneth Grossman Director Since 2010	43

Director Qualifications

Deep knowledge of the Company based on his role as our Chief Financial Officer from 1999 to 2007, an educational background in accounting and law, and career experience in the retail foreign exchange industry as the Chief Financial Officer and in other senior management roles at Berisford Capital Markets.

Experience

Mr. Grossman served on the board of our predecessor, Holdings, from 1999 to 2010. Mr. Grossman has been a Managing Director of FXCM since 1999 and is one of the original founding partners of the firm. From 1999 to 2007, Mr. Grossman was also the Chief Financial Officer of FXCM. Prior to co-founding FXCM, Mr. Grossman served as Chief Financial Officer and in other senior management roles at Berisford Capital Markets.

Mr. Grossman graduated from Brooklyn College in 1994 with a B.S. in Accounting and received a J.D. with honors from Brooklyn Law School in 1997.

Arthur Gruen Director since 2010 Independent Audit Committee (Chair) Compensation Committee	36

Director Qualifications

Certified Public Accountant with both an educational background and career experience in accounting, as well as particular familiarity with the energy industry in his capacities as a Member and Senior Manager of Hudson Energy Services, LLC.

Experience

Mr. Gruen was appointed to the Board of Directors in connection with the IPO. Mr. Gruen is Vice President of Broker Online Exchange (BOX), Deregulated Energy’s centralized exchange connecting Brokers & Suppliers. From July 2006 to June 2013, Mr. Gruen was the Chief Financial Officer, Commercial Controller, and a Member of Hudson Energy, a subsidiary of Just Energy Group, Inc. (NYSE:JE), a publicly traded retail energy company. From June 2004 to July 2006, Mr. Gruen was a Senior Associate at PricewaterhouseCoopers LLP. From August 2002 to June 2004, Mr. Gruen was an Experienced Associate at Marks Paneth & Shron LLP. From June 2000 to August 2002, Mr. Gruen was an Associate at Martin Friedman CPA, PC.

Mr. Gruen graduated magna cum laude from Touro College of Liberal Arts & Sciences in 2000 with a B.S. in Accounting and is a Certified Public Accountant.

Eric LeGoff Director since 2010 Independent	53

Director Qualifications

Valuable experience leading the expansion of Liquidnet Holdings, Inc.’s non-U.S. equity trading business in Canada, Europe and Asia as that firm’s Chief Operating Officer, and leadership and investment experience as co-founder, president and a director of Evermore Global Advisors, LLC.

Experience

Mr. LeGoff was appointed to the Board of Directors in connection with the IPO. Mr. LeGoff is co-founder, president and a director of Evermore Global Advisors, LLC and serves as Chief Executive Officer and trustee of Evermore Funds Trust, a registered open-end investment company, and its series — the Evermore Global Value Fund. From 2007 to 2009, Mr. LeGoff was president of Hawthorne Associates, LLC, a private equity consulting firm. Mr. LeGoff co-founded Liquidnet Holdings, Inc. in 1999 and served as the Chief Operating Officer through 2006. At Liquidnet, Mr. LeGoff was responsible for operations and administration in the U.S. and launched the company’s non-U.S. equity trading businesses in Canada, Europe and Asia.

Mr. LeGoff is currently a member of the Boards of Directors of Evermore Global Advisors, LLC and Evermore Funds Trust. Mr. LeGoff graduated from Georgetown University with a B.S.B.A. in Finance in 1983.

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Dror (Drew) Niv Chairman since 2010	41

Director Qualifications

Deep understanding of the Company’s operations, management and business based on his current role as our Chief Executive Officer, as well as an educational background in accounting and career experience in the retail foreign exchange industry as the Director of Marketing for MG Financial Group.

Experience

Mr. Niv has been Chairman of the Board of Directors of FXCM since 2010, and served on the board of our predecessor, Holdings, since 1999. Mr. Niv has been the Chief Executive Officer of FXCM since 1999 and is one of the original founding partners of the firm. Prior to co-founding FXCM, Mr. Niv served as the Director of Marketing for MG Financial Group.

Mr. Niv graduated from the University of Massachusetts at Amherst in 1995 and holds a B.S. in Accounting.

David Sakhai Director since 2010	41

Director Qualifications

Unique insights as our Chief Operating Officer, as well as prior experience in the retail foreign exchange as a proprietary trader, an educational background in management and career experience in real estate management with Sak Brothers Realty.

Experience

Mr. Sakhai previously served on the board of our predecessor, Holdings, from 1999 to 2010. Mr. Sakhai has been the Chief Operating Officer of FXCM since 1999 and is one of the original founding partners of the firm. Prior to co-founding FXCM, Mr. Sakhai worked in real-estate management, holding several senior positions at Sak Brothers Realty, and also traded foreign currency through various providers.

Mr. Sakhai graduated magna cum laude from the School of Management at Binghamton University in 1995.

Ryan Silverman Director since 2010 Independent Corporate Governance and Nominating Committee (Chair)	37

Director Qualifications

An educational background in finance and law and career experience in banking and specialty finance, mostly recently as Chief Executive Officer of MSR Solutions, Inc., a financial consulting firm.

Experience

Mr. Silverman was appointed to the Board of Directors in connection with the IPO. Mr. Silverman is currently Chief Executive Officer of MSR Solutions, Inc. a financial consulting firm. From September 2005 to August 2011, Mr. Silverman was employed at Peachtree Settlement Funding and held the position of Senior In-House Counsel-Structured Settlement Division, a leading specialty finance company focused on providing liquidity to holders of high quality, but illiquid assets and deferred payment obligations. From November 2004 to September 2005, Mr. Silverman worked as an Anti-Money Laundering/Bank Secrecy Act compliance Analyst at The Israel Discount Bank of New York, a full service commercial bank chartered by the State of New York and a member of the Federal Deposit Insurance Corporation. From March 2003 to October 2004, Mr. Silverman was an Associate at Silverman Acampora, LLP, a law firm specializing in bankruptcy and corporate re-organization.

Mr. Silverman graduated from George Washington University in 1999 with a B.A. in Corporate Finance and received a J.D. from Quinnipiac University School of Law in 2002. Mr. Silverman is Licensed to practice law in New York State.

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Eduard Yusupov Director since 2010	44

Director Qualifications

Deep knowledge of the Company as our Global Head of Dealing and experience in the retail foreign exchange industry as a Senior Dealer for MG Financial Group.

Experience

Mr. Yusupov previously served on the board of our predecessor, Holdings, from 1999 to 2010. Mr. Yusupov has been a Global Head of Dealing and a Managing Director of FXCM since 1999 and is one of the original founding partners of the firm. Prior to co-founding FXCM, Mr. Yusupov served as a Senior Dealer for MG Financial Group.

Drew Niv, Chairman of the Board of Directors and our Chief Executive Officer, and Ornit Niv, Chief Executive Officer of Forex Capital Markets LLC, are siblings. David Sakhai, a Director and our Chief Operating Officer, and William Ahdout, a Director and our Chief Dealer and Managing Director, are cousins. There are no other family relationships among any of our Directors, Director nominees or executive officers.

The nominees for election to the Board of Directors named above are hereby proposed for approval by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

The Board of Directors manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and three standing Committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board of Directors’ views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Corporate Governance and Nominating Committee and, to the extent deemed appropriate, revised accordingly, upon recommendation to and approval by the full Board of Directors. Our Corporate Governance Guidelines, the Board Committee charters and other corporate governance information are available on our website at www.fxcm.com. To view the Corporate Governance Guidelines click on Investor Relations: Corporate Governance: Committee Charters: Corporate Governance Guidelines. To view the Board Committee charters please follow the instructions in the paragraphs below regarding our Committees.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and the rules set forth in the NYSE Listed Company Manual (the “NYSE Rules”), the Board of Directors must affirmatively determine which Directors are independent under applicable SEC rules, NYSE Rules and the categorical independence standards set forth in our Corporate Governance Guidelines. The categorical standards are intended to assist the Board of Directors in determining whether or not certain relationships between our Directors and us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, are “material relationships” for purposes of the NYSE Rules. The categorical standards establish thresholds at which such relationships are deemed not to be material. Our Corporate Governance Guidelines, which include our categorical standards of independence, can be found at our website, www.fxcm.com, under Investor Relations: Corporate Governance: Corporate Policies and Guidelines: Corporate Governance Guidelines.

The Board of Directors undertook its annual review of Director independence. As a result of this review, the Board of Directors affirmatively determined that each of Messrs. Gruen, Brown, Fish, LeGoff, Silverman and Davis are independent for purposes of the NYSE Rules and are “independent” under the categorical standards set forth in our Corporate Governance Guidelines.

Board Leadership Structure

Details and Rationale

Under our Corporate Governance Guidelines, the Board of Directors can select its Chairman and the Company’s Chief Executive Officer in any way it considers to be in the best interests of the Company. Therefore, the Board of Directors does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the independent Directors or should be an employee of the Company. Accordingly, Mr. Niv serves as our Chairman and as our Chief Executive Officer, a structure that enables FXCM to take advantage of Mr. Niv’s extensive knowledge of FXCM and foreign exchange trading generally, recognizes the success that we have achieved since Mr. Niv co-founded the Company and facilitates strong communication and coordination between management and the Board of Directors.

The Board of Directors believes that “one-size” does not fit all, and the decision of whether to combine or separate the positions of Chief Executive Officer and Chairman will vary company to company and depend upon a company’s particular circumstances at a given point in time. Accordingly, the Board of Directors carefully considers from time to time whether the Chief Executive Officer and Chairman positions should be separate or combined based on what the Board of Directors believes is best for the Company and its shareholders.

Board structures vary greatly among U.S. public corporations. The Board of Directors does not believe that the evidence demonstrates that any one leadership structure is more effective at creating long-term shareholder value. The Board of Directors believes that an effective leadership structure could be achieved either by combining or separating the Chief Executive Officer and Chairman positions, if the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent Directors and ensure that the independent Directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

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The Board of Directors believes that, if the positions of Chief Executive Officer and Chairman are combined, then electing from among the independent Directors, a presiding independent director is necessary for effective governance. Accordingly, the Company’s Corporate Governance Guidelines provide that, in the event the Chief Executive Officer and Chairman positions are combined, the independent members of the Board of Directors will elect a “Presiding Independent Director.” Mr. James G. Brown continues to serve as our Presiding Independent Director.

Duties and Responsibilities of Presiding Independent Director

In addition to presiding at executive sessions of the independent Directors, the responsibilities of the Presiding Independent Director, which are set forth in the Company’s Corporate Governance Guidelines, include:

•	Calling, chairing and setting the agenda for executive sessions of the independent Directors;

•	Assisting the Chairman in preparing the agenda for Board of Directors meetings and setting meeting schedules;

•	Assisting the Chairman in determining the types of materials and information that are to be distributed to the Board of Directors;

•	Leading the other independent Directors, together with the Compensation Committee, in periodic reviews of the performance of the Chief Executive Officer and determining and approving the Chief Executive Officer’s compensation, as well as in discussions regarding the Chief Executive Officer’s reports on senior management performance and senior management succession issues and plans;

•	Briefing the Chairman on issues arising in the executive sessions of the independent Directors; and

•	Serving as a non-exclusive liaison among the independent Directors and the other Board members.

The Board of Directors believes that the responsibilities delegated to the Presiding Independent Director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board of Directors believes that its Presiding Independent Director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. The Board of Directors believes that one of the key elements of effective, independent oversight is that the independent Directors meet in executive sessions on a regular basis without the presence of management. In accordance with our Corporate Governance Guidelines and the NYSE Rules, our independent Directors hold regularly scheduled executive sessions with the Presiding Independent Director presiding at such meetings.

Board Committees and Meetings

The Board of Directors has established the following Committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The composition and principal responsibilities of each Committee are described below. Members serve on these Committees until their resignation or until otherwise determined by the Board of Directors.

All Directors are expected to make every effort to attend all meetings of the Board of Directors, meetings of the Committees of which they are members and the Annual Meeting of shareholders. During the fiscal year 2014, the Board of Directors held 5 meetings. During the fiscal year 2014, the Audit Committee met 12 times, the Compensation Committee met 3 times, and the Corporate Governance and Nominating Committee met 3 times.

Each Director attended at least 95% of the total number of meetings of the Board of Directors and of the Committees on which each such Director served.

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Audit Committee

Our Audit Committee consists of Messrs. Gruen, Brown and Davis, with Mr. Gruen serving as Chairman. All members of the Audit Committee are “independent” for purposes of Section 10A(m)(3) of the Exchange Act of 1934, as amended (the “Exchange Act”), Section 303A.02 of the NYSE Rules and our Corporate Governance Guidelines. The Board of Directors has determined that each of Messrs. Gruen, Brown and Davis are “financially literate” in accordance with the NYSE Rules. In addition, the Board of Directors has determined that Mr. Gruen qualifies as an “audit committee financial expert” as defined by applicable SEC regulations and has accounting and related financial management expertise as required by the NYSE Rules.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.fxcm.com under Investor Relations: Corporate Governance: Committee Charters: Audit Committee, and include the following:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;

•	assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;

•	assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;

•	reviewing the adequacy and effectiveness of our internal control over financial reporting processes;

•	assisting the Board of Directors in monitoring the performance of our internal audit function;

•	reviewing with management and our independent auditors our annual and quarterly financial statements;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

On its behalf, the Board of Directors has designated the Audit Committee as responsible for the oversight of the Company’s risk management policies and procedures. The Company is exposed to a number of risks including financial risks, operational risks and risks relating to regulatory and legal compliance. The Audit Committee will discuss with management and the independent auditors the Company’s major financial risk exposures and the steps management will take to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. The Company’s Chief Executive Officer regularly works closely with the Company’s senior executives to identify risks material to the Company. The Chief Executive Officer will report to the Audit Committee regarding the Company’s risk management policies and procedures. The Audit Committee also will report to the Board of Directors on a regular basis to apprise them of their discussions with the Chief Executive Officer regarding the Company’s risk management efforts.

Compensation Committee

Our Compensation Committee consists of Messrs. Fish, Gruen and Brown, with Mr. Fish serving as Chairman. All members of the Compensation Committee are “independent” as defined by the NYSE Rules and our Corporate Governance Guidelines applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

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The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.fxcm.com under Investor Relations: Corporate Governance: Committee Charters: Compensation Committee, and include the following:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent Directors (as directed by the Board of Directors), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;

•	reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus, equity-based incentive compensation and other benefits;

•	reviewing and recommending the compensation of our Directors;

•	reviewing and discussing annually with management our “Compensation Discussion & Analysis” disclosure required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement and annual report on Form 10-K; and

•	reviewing and making recommendations with respect to our equity compensation plans.

As set forth in its charter, the Compensation Committee has the authority to select, retain and/or replace, as needed, outside consultants to provide advice to the Compensation Committee in connection with its fulfillment of its responsibilities. Given the limited decisions that need to be made each year on executive officer compensation, our Compensation Committee does not have a standing engagement with any compensation consulting firm.

In fulfilling its responsibilities, the Compensation Committee can delegate any or all of its responsibilities to a subcommittee of the committee. For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see Director Compensation beginning on page 22 and Compensation Discussion & Analysis beginning on page 23.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Messrs. Silverman, Brown and Fish, with Mr. Silverman serving as Chairman. All members of the Corporate Governance and Nominating Committee are “independent” as defined by the NYSE Rules and our Corporate Governance Guidelines.

The duties and responsibilities of the Corporate Governance and Nominating Committee are set forth in its charter, which may be found at www.fxcm.com under Investor Relations: Corporate Governance: Corporate Governance and Nominating Committee, and include the following:

•	assisting the Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;

•	overseeing the evaluation of the Board of Directors and management;

•	reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and

•	recommending members for each committee of the Board of Directors.

Code of Business Ethics and Director, Officer & Employee Conduct

We maintain a Code of Business Ethics and Director, Officer & Employee Conduct (the “Code of Ethics”), which is applicable to all of our Directors, officers and employees, and a separate Code of Ethics for Financial Professionals that is described in greater detail below. The Code of Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable laws or regulations, any waivers of the Code of Ethics granted to Directors or officers by posting such information on our website at www.fxcm.com rather than by filing a Form 8-K.

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The Code of Ethics may be found on our website at www.fxcm.com under Investor Relations: Corporate Governance: Code of Ethics: Code of Business Ethics and Director, Officer & Employee Conduct.

Code of Ethics for Financial Professionals

As mentioned above, we maintain a Code of Ethics for Financial Professionals, which is applicable to our Chief Executive Officer, Chief Financial Officer, our principal accounting officer and controller and to other professionals of the Company serving in a finance, accounting, corporate treasury or tax role. The Code of Ethics for Financial Professionals sets forth our policies and expectations on a number of topics, including conflicts of interest, competency and knowledge, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable law, any waivers of the Code of Ethics for Financial Professionals granted to our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at www.fxcm.com rather than by filing a Form 8-K.

The Code of Ethics for Financial Professionals may be found on our website at www.fxcm.com under Investor Relations: Corporate Governance: Code of Ethics for Financial Professionals.

Director Nomination Process

In identifying candidates for membership on the Board of Directors, the Corporate Governance and Nominating Committee will take into account all factors it considers appropriate, which include, among other things, (a) ensuring that the Board of Directors, as a whole, is appropriately diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the company’s business and industry, independence of thought and an ability to work collegially. Although the Company has no policy regarding diversity, the Board of Directors believes that diversity is an important component of a board of directors, which includes such factors as background, skills, experience, expertise, gender, race and culture. Further, the Board of Directors does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference in selecting director candidates.

All members of our current Board of Directors were originally appointed in 2010 at the time of the IPO. When determining that each of Messrs. Niv, Sakhai, Ahdout, Brown, Davis, Fish, Grossman, Gruen, LeGoff, Silverman and Yusupov was particularly well-suited to serve on the Board of Directors and that each individual has the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, we considered the experience and qualifications described above under “Proposal No. 1 — Election of Directors.”

We also noted that each of Messrs, Niv, Sakhai, Ahdout, Grossman and Yusupov is a founding partner of our firm and has played an integral role in our successful growth. We placed great emphasis on the deep understanding of our business and insights into our strategic development that each such individual has acquired by participating as one of the original founding partners of FXCM and, together with Mr. Brown (who had been a director of Holdings since 2008), by serving as a director of Holdings. In addition, each of Messrs. Niv, Sakhai, Ahdout, Grossman, Yusupov and Brown owns a substantial equity interest in FXCM and, as a consequence of such alignment of interests with our other equity owners, has additional motivation to diligently fulfill his oversight responsibilities as a member of the Board of Directors. Furthermore, because of their additional roles as executive officers, Mr. Niv, our Chief Executive Officer, and Mr. Sakhai, our Chief Operating Officer, bring a management perspective to the Board of Directors’ deliberations and provide valuable information about the status of our day-to-day operations.

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The Corporate Governance and Nominating Committee considered our analysis above and determined to nominate for re-election at the Annual Meeting all of the above-listed Directors.

Shareholder-Recommended Director Candidates

The Corporate Governance and Nominating Committee will consider Director candidates recommended by shareholders on a substantially similar basis that it considers all other candidates. Any recommendation should be submitted to the Secretary of the Company in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include information that would be required under the SEC rules to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our Directors, if elected. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary of the Company, FXCM Inc., 55 Water Street, 50th Floor, New York, NY 10041. All recommendations for nomination received by the Secretary of the Company that satisfy the requirements of our Amended and Restated By-Laws relating to such Director nominations will be presented to the Corporate Governance and Nominating Committee for its consideration. Shareholders must also satisfy the notification, timeliness, consent and information requirements set forth in our Amended and Restated By-Laws. These requirements are also described under “Shareholder Proposals for the 2016 Annual Meeting of Shareholders.”

Communications with Directors

Shareholders and other interested parties who have concerns regarding, among other things, (1) questionable accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of the Company’s accounting policies, (2) compliance with legal and regulatory requirements or our Code of Ethics or Code of Ethics for Financial Professionals and (3) retaliation against employees who voice such concerns, may communicate these concerns by (1) writing to the attention of the Audit Committee or the General Counsel at 55 Water Street, 50th Floor, New York, NY 10041, (2) calling 877-882-3925 at any time, (3) or by accessing http://reportlineweb.com/fxcm and submitting a message. The contact information above is also available in our Code of Ethics and Code of Ethics for Financial Professionals, as well as on our website, www.fxcm.com, under Investor Relations: Contact Us: Contact the Board of Directors. Our employees may make such reports confidentially or anonymously, but all other parties must include their name(s) in such reports.

In addition to the above, anyone who would like to communicate with, or otherwise make his or her concerns known directly to the full Board of Directors, the Presiding Independent Director or any other Director individually may do so by addressing such correspondence to the Board of Directors or any individual Director or group or Committee by either name or title. All such correspondence should be sent by mail to: FXCM Inc., Board of Directors, c/o General Counsel, 55 Water Street, 50th Floor, New York, New York 10041. Our General Counsel, or in his absence another member of the legal department, will open all communications received for the sole purpose of determining whether the contents represent a message to the Directors. All correspondence that is not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. If a complaint or concern involves accounting, internal accounting controls or auditing matters, the correspondence will be forwarded to the chair of the Audit Committee. If no particular Director is named, such communication will be forwarded, depending on the subject matter, to the chair of the Audit, Compensation or Corporate Governance and Nominating Committee, as appropriate. The contact information above is also available on our website, www.fxcm.com, under Investor Relations: Contact Us: Contact the Board of Directors.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executives, other than Dror (Drew) Niv, David Sakhai, William Adhout, Kenneth Grossman and Eduard Yusupov, whose biographical information is presented under “Proposal No. 1 — Election of Directors — Nominees for Election to the Board of Directors.”

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Name	Age	Position	Principal Occupation and Other Information
Brendan Callan	36	Chief Executive Officer of European Operations

Mr. Callan has been the Chief Executive Officer of our European Operations since 2010, and from 2005 to 2010, Mr. Callan was the Managing Director of Sales for FXCM. Mr. Callan joined the firm in 2001 and became the Managing Director of RefcoFX in 2003 prior to becoming the Managing Director of Sales at FXCM in 2005. Mr. Callan graduated from Rensselear Polytechnic Institute with a B.S. in Finance/MIS in 2001 and is a Chartered Financial Analyst.

Robert Lande	52	Chief Financial Officer

Mr. Lande is the Chief Financial Officer of FXCM and joined the firm in January 2010. From December 2004 to December 2009, Mr. Lande was Managing Partner and Chief Operating Officer of Riveredge Capital Partners, an investment management firm. Previously Mr. Lande worked for over 16 years within the BCE Group where his last position was Chief Financial Officer of Telecom Americas, a joint venture between Bell Canada International, AT&T (then SBC Communications) and America Movil. Mr. Lande serves as a member of the board of directors and chairman of the audit committee of Knight Therapeutics Inc., a pharmaceutical company listed on the Toronto Stock Exchange. Mr. Lande graduated from McGill University with a B.A. in Economics in 1984, received a M.B.A. in finance from the John Molson School of Business at Concordia University in 1986 and is a Chartered Financial Analyst.

Evan Milazzo	35	Executive Vice President of Technology

Mr. Milazzo was appointed Executive Vice President of Technology in December 2010. Mr. Milazzo joined the firm in 2002 and worked as software project manager from 2004 to 2010. Prior to joining FXCM, Mr. Milazzo graduated from the McIntire School of Commerce at the University of Virginia with a B.S. in Commerce and a concentration in Management Information Systems.

Ornit Niv	36	Chief Executive Officer of Forex Capital Markets LLC

Ms. Niv was appointed Chief Executive Officer of Forex Capital Markets LLC in 2014. Previously, Ms. Niv served as Head of Sales and Customer Service for the Americas and Asia, and from January 2008 to September 2010, Ms. Niv was the President of International Operations of FXCM. From 2003 to 2007, Ms. Niv was Managing Director of FXCM Asia. Ms. Niv graduated from the University of Massachusetts at Amherst with a B.A. in Political Science in 1997 and received a J.D. from Villanova University School of Law in 2000.

Nicola Santoro, Jr.	46	Chief Accounting Officer

Mr. Santoro has been the Chief Accounting Officer of FXCM since March 6, 2013 and has been employed with FXCM since November 19, 2012. Prior to joining the firm, Mr. Santoro was employed by the Financial Guaranty Insurance Company (“FGIC”) from June 2005 through November 2012, serving as their principal financial officer from November 2008 where he was responsible for directing FGIC’s financial reporting, accounting, tax, treasury, financial planning and informational technology activities. Mr. Santoro is a certified public accountant and holds a BBA degree in Accounting from Baruch College and an MBA from Pace University, Lubin School of Business.

David S. Sassoon	43	General Counsel	Mr. Sassoon has been the General Counsel of FXCM since 2002 and the Secretary since November 2010. In his role as General Counsel, Mr. Sassoon is responsible for managing all of the legal and corporate affairs of FXCM and its various affiliates. Prior to joining FXCM in 2002, Mr. Sassoon was an associate at Belkin Burden Wenig & Goldman, LLP. Mr. Sassoon graduated cum laude from Queens College in 1993 with a B.A. in Political Science and received a J.D. from Brooklyn Law School in 1996. Mr. Sassoon is a member of the New York State Bar.

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PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Although ratification is not required by our Amended and Restated By-Laws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Ernst & Young LLP will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

The shares represented by your proxy will be voted for the ratification of the selection of Ernst & Young LLP unless you specify otherwise.

Audit and Non-Audit Fees

In connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2014 and 2013, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP performed audit services for the Company.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our financial statements for the fiscal years ended December 31, 2014 and 2013 and fees billed for other services rendered by Ernst & Young LLP for those periods:

	Fiscal Year Ended December 31, 2014	Fiscal Year Ended December 31, 2013
Audit fees (1)	$2,205,000	$1,915,500
Audit-related fees (2)	179,050	202,000
Tax fees (3)	337,000	366,750
All other fees	—	—
Total:	$2,721,050	$2,484,250

(1)	Fees for audit services billed in the fiscal years ended December 31, 2014 and 2013 consisted of the following: audit of the Company’s annual financial statements and statutory and regulatory audits. Audit services were provided globally for 2014 and 2013 and the fees related to the audits of the international subsidiaries are approved in U.S. dollars.

(2)	Fees for the 2013 Statement on Standards for Attestation Engagement (SSAE) No. 16, Eurex comfort letter and FXCM UK Limited Profit Review for the period ending June 30, 2013.

(3)	Fees for tax services billed in the fiscal years ended December 31, 2014 and December 31, 2013 consisted of tax compliance and tax planning and advice.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was. All such non-audit services were pre-approved pursuant to the pre-approval policy set forth below.

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Audit Committee Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the independent registered public accounting firm engaged (including the resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm prior to each engagement going forward. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young LLP. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has pre-approved several enumerated permitted services, subject to the approval of the Chief Financial Officer, the Chief Accounting Officer and/or the Chairman of the Audit Committee, as applicable. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members who are independent directors, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services; provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

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Audit Committee Report

Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committee.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Arthur Gruen (Chairman)
James Brown
Robin Davis

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PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in the Proxy Materials a separate resolution subject to shareholder vote to approve, in a non-binding advisory vote, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the rules of the SEC. The language of the resolution is as follows:

“RESOLVED, THAT THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPENSATION DISCUSSION & ANALYSIS, COMPENSATION TABLES AND ANY RELATED NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

In considering your vote, you may wish to review with care the information on the Company’s compensation policies and decisions regarding the Named Executive Officers presented in Compensation Discussion & Analysis beginning on page 23, as well as the discussion regarding the Compensation Committee on page 13. This advisory vote is scheduled to be conducted every year; the next vote is expected to take place at our 2016 Annual Meeting of Shareholders.

In particular, we want to highlight that the majority of the compensation decisions disclosed in this Proxy Statement pre-dated the unprecedented volatility in the pairing of the euro against the Swiss franc after the Swiss National Bank announcement on January 15, 2015 when it abandoned the previously imposed ceiling on the exchange rate. The Compensation Committee set compensation in early 2014 taking into consideration the record year FXCM had in fiscal year 2013. As a reminder, in fiscal year 2013, the Company had achieved U.S. GAAP revenues of $489.6 million, a 17% increase in revenue over 2012, and U.S. GAAP net income of $14.8 million, or $0.44 per fully diluted share, up 64% and 19%, respectively, versus the same period in 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Directors are Messrs. Fish, Gruen and Brown. None of the members of the Compensation Committee was during fiscal year 2014, or was formerly, an officer or employee of the Company.

During fiscal year 2014, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

We are governed by our Board of Directors. The following individuals served on our Board during fiscal year 2014: Drew Niv, David Sakhai, Eduard Yusupov, Kenneth Grossman, William Ahdout, James Brown, Eric LeGoff, Perry Fish, Arthur Gruen, Ryan Silverman and Robin Davis. Our employees who serve as Directors of FXCM receive no separate compensation for service on the Board of Directors or on committees of the Board of Directors of FXCM. Each outside director receives an annual retainer of $150,000, $75,000 of which is payable in cash and $75,000 of which is payable in the form of an award of options to purchase shares of our Class A common stock pursuant to the FXCM Inc. 2010 Long-Term Incentive Plan, as amended (the “Plan”). On January 17, 2014, each of our outside Directors was awarded options to purchase 13,915 shares of our Class A common stock. Each stock option has a per share exercise price of $16.76, which was the fair market value per share of the Class A common stock on the grant date. Each stock option vested on January 17, 2015, the first anniversary of the grant date, subject to the holder’s continued service on our Board of Directors on such date. Each option also provided that, in the event of a change in control, the option, to the extent not then vested or previously forfeited or cancelled, would fully vest effective immediately prior to the change in control and, in the event of the director’s termination of service due to death or disability, the option, to the extent not then vested or previously forfeited or cancelled, would fully vest effective as of the termination date. In addition, each Director will be reimbursed for reasonable out-of-pocket expenses incurred in connection with service on our Board of Directors. Beginning in 2015, non-employee Directors will receive an annual cash retainer of $150,000, payable quarterly.

Director Compensation for 2014

The following table provides compensation information for fiscal year 2014 for each non-employee member of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)

James Brown	75,000	75,002	—	150,002
Arthur Gruen	75,000	75,002	—	150,002
Eric LeGoff	75,000	75,002	—	150,002
Robin Davis	75,000	75,002	—	150,002
Perry Fish	75,000	75,002	—	150,002
Ryan Silverman	75,000	75,002	—	150,002

(1)	Represents the aggregate grant date fair value of stock options granted in 2014 as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). See Note 17 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying valuation of equity awards. The grant date fair value of each of the grants of stock options was $5.39 per stock option on January 17, 2014 (the “Grant Date”). The stock options granted to each non-employee Director generally have a contractual term of seven years and vested, in full, on the first anniversary of the Grant Date.

(2)	The aggregate number of outstanding options as of December 31, 2014 for each of Messrs. Brown, Gruen, LeGoff, Davis, Fish and Silverman was 64,084, 64,084, 64,084, 45,836, 64,084 and 34,734, respectively (none of the Directors had outstanding unvested stock awards as of December 31, 2014).

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EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This Compensation Discussion & Analysis explains our compensation decisions with respect to fiscal year 2014 for the following five individuals, who collectively constitute our Named Executive Officers (“Named Executive Officers” or “NEOs”) for fiscal year 2014: Drew Niv, our Chief Executive Officer; Robert Lande, our Chief Financial Officer; David Sakhai, our Chief Operating Officer; William Ahdout, our Chief Dealer and Managing Director and Eduard Yusupov, our Global Head of Dealing. Messrs. Niv, Sakhai, Ahdout and Yusupov are founders of our Company (the “Founders”).

The compensation for our Named Executive Officers is presented in additional detail in the compensation tables and narratives following this Compensation Discussion & Analysis in accordance with SEC rules.

Executive Summary

Through our executive compensation decisions and programs, we seek to attract and retain talented executives to effectively manage and lead our Company to create value for our equity holders. We look to recognize and reward diligent, intelligent and effective performance in the face of challenges in our global financial environment. We take a long-term view in making compensation decisions, with an eye toward maintaining our long-term, Founder-based, executive team.

We want to highlight that our Founders, who represent four out of our five Named Executive Officers, have insisted on limited compensation for themselves from the Company since our initial public offering (“IPO”). Our Founders, who are members of Holdings, receive fixed cash compensation determined under the Third Amended and Restated Limited Liability Company Agreement of FXCM Holdings, LLC, dated as of December 1, 2010, as amended (the “Operating Agreement”), and the amount of this fixed cash compensation has not increased since our IPO in 2010. In addition, our Founders have not accepted bonus or cash incentive compensation payments since our initial public offering, even in years in which we exceeded our financial goals. Furthermore, we have not granted any new compensatory equity interests to our Founders since our IPO. Our Founders hold significant equity stakes in the Company through Holdings Units (which are exchangeable on a one-for-one basis into Class A shares of the Company), and our Founders are conscious of the potential dilution to our other stockholders that would come through additional compensatory equity issuances to them.

We also want to highlight that the majority of the compensation decisions disclosed in this Proxy Statement pre-dated the unprecedented volatility in the pairing of the euro against the Swiss franc after the Swiss National Bank announcement on January 15, 2015 when it abandoned the previously imposed ceiling on the exchange rate. Again, we set our Founders’ compensation structures at the time of our IPO. With respect to Mr. Lande, the Compensation Committee set his current compensation structure in early 2014 taking into consideration the record year FXCM had in fiscal year 2013. As a reminder, in fiscal year 2013, the Company had achieved U.S. GAAP revenues of $489.6 million, a 17% increase in revenue over 2012, and U.S. GAAP net income of $14.8 million, or $0.44 per fully diluted share, up 64% and 19%, respectively, versus the same period in 2012. The Compensation Committee had also taken into account the more than 90% approval in our Say-on-Pay votes in each year since our IPO as indicative of our stockholders’ approval of this approach to compensation. In addition, following the Swiss National Bank announcement on January 15, 2015, and consistent with the Company’s fiscal year 2014 performance results, the Compensation Committee determined that no cash incentive payouts were earned under the Company’s annual cash incentive programs by our Founders. Our Compensation Committee and our executives are committed to a stable and responsible compensation structure that has been consistently endorsed by our stockholders.

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Executive Compensation Philosophy

Like many public companies, we seek to attract and retain talented executives to effectively manage and lead our Company to create value for our equity holders through our executive compensation decisions and programs. We look to recognize and reward diligent, intelligent and effective performance in the face of challenges in our global financial environment.

Unlike many public companies, we have a long-term, Founder-based team. Four of our five Named Executive Officers are Founders, and three of our other six officers have been with us for more than 12 years. We take a long-term view in making compensation decisions, with an eye toward maintaining the stability, reliability and institutional knowledge that we have in our management team. We believe it is more cost-effective in the long run to make compensation decisions to retain our high quality talent than to have to hire externally, and do so as much as practicable. We believe that consistent, risk-balanced, and performance-based decisions help us to achieve our goals. We believe compensation programs should reward our management team for executing our strategy through business cycles, but we also appreciate the need to retain flexibility for times of extraordinary events. All of our Named Executive Officers have served the Company for many years, and their pay levels reflect their consistent contributions to our long-term success and our expectation that these contributions will continue. We also believe that there should be parity with respect to compensation among our Founders, which we believe results in a team-oriented approach to achieving our goals and reflects our belief that our Founders are equal partners in our success. When extraordinary events occur, our Compensation Committee reviews those events against our compensation philosophy and framework to make strategic, rather than sweeping, adjustments as necessary to refocus the team and maintain continuity of leadership.

Elements of Compensation

Whether in high growth times or periods of immense business challenge, we aim to provide a consistently designed pay package to our executives, while still ensuring that compensation reflects Company performance.

Compensation Element	Reason for Paying the Element	Notable Features
Fixed Cash Compensation – Base Salary or Operating Agreement Fee	Stable and predictable; compensates for daily duties at expected performance levels; promotes retention; and provides a risk-balancing feature given high personal equity ownership levels of our Founders	Amount for our Founders is identical and has not changed since IPO
Annual Incentive Plan (Cash)	Stable and predictable performance metrics – customer account growth, adjusted non-GAAP earnings per share (“EPS”), and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”); rewards achievement of ambitious year over year growth with upside for exceptional results; and rewards near-term performance (as compared to equity awards)	For Founders; target award requires 20% growth in each metric, with maximum award requiring 30% growth year over year; and maximum award is capped at 200% payout to minimize compensatory risk
Individual Performance- Based Annual Cash Bonuses	Rewards unique performance contributions reflecting individual’s role within team and focuses executive’s performance on special challenges in the coming year; and rewards near-term performance (as compared to equity awards)	Historically used for non-Founders

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Compensatory Equity Awards	Ownership interests promote and reward corporate decision making for long term value creation; and vesting schedules promote retention

No grants made to Founders since IPO to limit dilution of other stockholders and to reflect risk already faced by Founders in having a material personal financial stake in our success (Founders own approximately 30% of Holdings)

Awards generally vest over four years with accelerated vesting protections limited to involuntary terminations of employment

Severance Benefits	Provides a consistent framework for post-termination compensation; promotes retention of key executives by allowing them to focus on long-term corporate decisions that may not be in their immediate personal best interests; and creates long-term stockholder value by restricting post-termination competition by our key executives	Historically capped at two times cash compensation, payable over time, in consideration for a release and a non-competition and non-solicitation obligations
Limited Change in Control Benefits	Legacy arrangements negotiated to attract high quality candidates; and designed to reward performance of those who have greatest impact on successfully completing a potential change in control	Prior to March 2015, Mr. Lande was eligible to receive a $400,000 cash payment on a change of control but agreed to eliminate this benefit as part of entry into a new double trigger severance arrangement

Role of Our Compensation Committee

Our Compensation Committee has primary responsibility for our executive compensation philosophy and framework and for, within that framework, aligning pay with performance, thus creating incentives that reward responsible risk-taking while addressing special challenges faced in any given year. Messrs. Fish, Gruen and Brown have served on the Compensation Committee since our IPO, providing stable and consistent decision making that benefits from their long-term experience with our policies and our executives. We rely on the judgment and discretion of our Compensation Committee to evaluate a broad range of quantitative and qualitative factors in making compensation decisions. This evaluation encompasses criteria such as reliability in delivering financial results, performance in light of risk assumed, performance in the context of the economic environment relative to other companies, a track record of integrity, good judgment, the vision and ability to create further growth, and the ability to lead others. For our non-Founder employees, the Compensation Committee’s evaluation of an executive’s performance against his or her stated objectives plays a significant role in awarding the annual cash bonus and also contributes to the determination of his or her overall amount and mix of compensation.

Role of Management

The Chief Executive Officer annually reviews the performance of each of the other Named Executive Officers. Based on this review, the Chief Executive Officer makes compensation recommendations to the Compensation Committee, including recommendations for salary adjustments, annual cash incentives, and long-term equity-based incentive awards. Although the Committee considers these recommendations, it retains full discretion to set all compensation for the Company’s executive officers.

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Our Chief Executive Officer and Chief Operating Officer assist our Compensation Committee in administering our compensation program. The Chief Executive Officer and Chief Operating Officer provide advice and information to our Compensation Committee on matters such as past compensation, Company performance, industry compensation practices and market information. Our management team members may attend portions of the meetings of the Compensation Committee at the request of the Compensation Committee. However, no employee is present for the final decision on his or her compensation.

Limited Use of Compensation Consultants; No Peer Groups

Given the limited decisions that need to be made each year on executive officer compensation, our Compensation Committee does not have a standing engagement with any compensation consulting firm and does not rely on peer data as a material factor in making decisions. Therefore, the Compensation Committee did not determine or use a standing peer group for use in setting Named Executive Officer compensation for fiscal year 2014. From time to time, our management team and the Company’s human resources function have sought the views of Deloitte Consulting LLP (“Deloitte”) about market intelligence on compensation trends along with its views on particular compensation programs designed by our human resources function. These services were obtained under hourly fee or project arrangements rather than through a standing engagement. The Compensation Committee is aware of the relationship between Deloitte and our management team and considers that relationship when setting Named Executive Officer compensation. For fiscal year 2014, the Compensation Committee did not consult directly with Deloitte.

Factors Considered in Setting Compensation Levels

At the start of each fiscal year, our Compensation Committee reviews the Company’s performance in the prior fiscal year, the operating budget for the new fiscal year, and any special challenges to be faced in the new year. The Compensation Committee considers each Named Executive Officer’s existing compensation package and equity ownership interests, the nature of his position, the scope of associated responsibilities, the individual’s experience and skills and the individual’s compensation expectations, as well as internal pay equity (that is, of Founder executives as compared to non-Founder executives) and its general impressions of prevailing conditions in the market for executive talent. Our Compensation Committee also considers feedback received from our stockholders, through our informal and open door discussions with our stockholders, and through our Say-on-Pay vote.

Shareholder “Say-on-Pay” Vote

Each year since our IPO, we have conducted an advisory vote by stockholders on the compensation of the Company’s Named Executive Officers on an annual basis, believing this to be an important way to connect with our stockholders on a regular basis. Each year, our Compensation Committee reviews the results of the prior year’s vote, and the general trend in voting strength, in considering whether to make changes to our executive compensation philosophy, programs or decisions. As noted above, we have received more than 90% approval in our Say-on-Pay votes in each year since our IPO, and our Compensation Committee has viewed this as indicative of our stockholders’ approval of our approach to compensation. Approximately 99.9% of the votes cast in 2014 were in favor of the Company’s Say-on-Pay proposal regarding Named Executive Officer compensation decisions for fiscal year 2013. The Compensation Committee considered this fourth straight year of strong approval in choosing to maintain the Company’s executive compensation philosophy, program elements and design for fiscal year 2014.

2014 Compensation Decisions – Operating Agreement Fee or Annual Base Salary.  The fixed cash compensation for our Founders (Messrs. Niv, Sakhai, Ahdout and Yusupov) was originally determined in connection with signing the Operating Agreement at the time of our IPO at $800,000 per year (in the form of a guaranteed cash payment in lieu of base salary), and has not been renegotiated since that time. The Compensation Committee continued for 2014 without change Mr. Lande’s annualized base salary of $480,000, in light of the significant base salary increase implemented in early 2013.

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2014 Compensation Decisions - Annual Cash Incentive Compensation for Founders.

For fiscal year 2014, our Compensation Committee continued our long-standing annual performance-based cash incentive program for our Founders, on the same terms and conditions as in effect since 2011. Each of Messrs. Niv, Sakhai, Ahdout and Yusupov were granted a 2014 cash incentive opportunity with threshold, target and maximum payouts equal to 50%, 100% and 200%, respectively of the Named Executive Officer’s guaranteed Operating Agreement fee. Consistent with past years, the Compensation Committee selected Customer Account Growth, Adjusted Non-GAAP EPS Growth, and Adjusted EBITDA Growth, weighted 25%, 50% and 25%, respectively, as the performance metrics for this program. As with past years, the Compensation Committee set the target growth rates (for 100% cash incentive payout) at 20% annually. If the growth rate is less than 15% in any metric, no cash incentive is payable for that metric. Cash incentive payments for actual results that fall between 75% and 150% of target growth rate levels are determined on a linear basis. The Compensation Committee believes that, absent extraordinary market conditions, these three metrics have the greatest impact on long-term value creation for our stockholders. We also believe that, given the consistent threshold, target and maximum growth rates required each year (that is, at least 15% growth, 20% growth, and capped at 30% growth) are meaningful, easily communicated and transparent measures of performance when viewed on a year over year basis. The growth rate targets that we set for Customer Account Growth, Adjusted Non-GAAP EPS Growth and Adjusted EBITDA Growth in our annual cash incentive programs, however, are used by us solely to determine the extent to which Messrs. Niv, Sakhai, Ahdout and Yusupov will be entitled to cash incentive compensation and do not reflect our expectations with respect to, or represent any projection or guidance by us regarding, our future financial or operational performance.

		Percentage of 20% Growth Target Attained
Performance Metric	Weighting	<75% (<15% Growth)	75% (15% Growth) (Threshold)	100% (20% Growth) (Target)	150% (30% Growth) (Maximum)
Customer Account Growth	25%	0%	50%	100%	200%
Adjusted Non-GAAP EPS Growth	50%	0%	50%	100%	200%
Adjusted EBITDA Growth	25%	0%	50%	100%	200%

Customer Account Growth is measured as the increase in total active accounts. Adjusted Non-GAAP EPS and Adjusted EBITDA take the GAAP EPS and EBITDA determination and exclude certain non-recurring expenses and income, and also reflect the exchange of all units of Holdings for shares of Class A common stock of FXCM. We believe that non-recurring income and expenses are generally not indicative of the Name Executive Officers’ performance and, as such, should not be considered in determining executive compensation.

In February 2015, the Compensation Committee determined that the Company had achieved the results set forth in the table below (dollar amount in thousands, except EPS). Given the assigned weightings, this resulted formulaically in no earned 2014 cash incentive amount. Especially in light of the impact that the Swiss National Bank announcement on January 15, 2015 had on our business, the Compensation Committee determined that, consistent with the formulaic results for the performance metrics, no cash payouts would be made for fiscal year 2014 under the incentive program.

Metric	2013 Actual	20% Target Growth	2014 Actual	Actual Growth % Attained	Percentage of 20% Growth Attained
Customer Account Growth	$183,679	$220,415	$190,377	3.6%	18%
Adjusted Non-GAAP EPS Growth	$0.76	$0.91	$0.35	-53.9%	-270%
Adjusted EBITDA Growth	$157,999	$189,599	$107,266	-32.1%	-161%

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2014 Compensation Decisions - Annual Individual Performance-Based Bonus for Mr. Lande. The Compensation Committee has historically provided our non-Founder executives, including Mr. Lande, with an annual bonus incentive opportunity that is separate from the opportunity provided to our Founders. Although we believe that our non-Founder executives play an important role in our year over year growth, the Compensation Committee wishes to use the annual bonus incentive opportunity for these non-Founder executives to motivate and reward the unique performance contributions made by them. The Compensation Committee also uses the individual performance opportunity as a means to plan for special challenges in the coming year. For fiscal year 2014, the Compensation Committee maintained Mr. Lande’s target annual bonus opportunity of $475,000, believing this amount represented a fair and responsible annual incentive compensation opportunity. The Compensation Committee did not set specific performance goals in advance for Mr. Lande, but determined to retain full discretion to award the annual performance bonus to Mr. Lande based on its subjective evaluation of his performance in directing our finance and control functions, strategic planning and analysis, and the business and legal components of our corporate infrastructure. In December 2014, the Compensation Committee reviewed Mr. Lande’s performance in fiscal year 2014, noting his contributions in improving the expertise and functioning of the finance and control functions within the firm, and in developing significant improvements to internal reporting and delivering on a number of important cost initiatives, and determined to pay Mr. Lande an annual incentive bonus of $560,000.

2014 Compensation Decisions - Long-Term Equity Incentives.   For fiscal year 2014, our Compensation Committee did not make any new awards of compensatory equity grants to our Founders in light of the significant ownership interest that each of Messrs. Niv, Sakhai, Ahdout and Yusupov has in FXCM and the resulting alignment of interests that these Named Executive Officers already have with our other equity owners. However, on December 16, 2014, the Compensation Committee granted Mr. Lande 8,500 restricted stock units in recognition of his contributions in improving the expertise and functioning of the finance and control functions within the firm, developing significant improvements to internal reporting and delivering on a number of important cost initiatives. As with prior grants, to promote retention, the Compensation Committee selected a four-year vesting period, with “double trigger” vesting protections in the event of an involuntary termination without cause in connection with a change in control, and limited vesting acceleration on a termination due to death or disability.

Severance and Change in Control Benefits

Prior to March 2015, each of our Founders were entitled to limited severance benefits under individual letter agreements between the Founders and FXCM Holdings, LLC, the terms of which are described below under “—Potential Payments upon Termination or Change in Control.” In March 2015, we entered into amendments of these agreements as further explained described below under “—Potential Payments upon Termination or Change in Control.”

We believe that these benefits reflect our appreciation of the long-term commitment our Founders have made to the Company and provide a meaningful retention incentive for executive loyalty during challenging financial times. These benefits also provide an incentive for these executives to provide a release of claims and comply with non-competition and non-solicitation covenants, which for a period of one year following the termination of an executive’s employment, prohibit the executive from participating in a business engaged in the foreign currency exchange business or other businesses undertaken or proposed to be undertaken by us and prohibit the executive from soliciting our customers or prospective customers or our employees.

As part of the negotiations to attract Mr. Lande prior to our IPO, our Compensation Committee agreed to provide Mr. Lande with a one-time cash payment if Forex Capital Markets LLC, our U.S. operating subsidiary, is sold. In 2012, the Compensation Committee increased this amount from $350,000 to $400,000 in recognition of Mr. Lande’s contributions in improving the expertise and functioning of the finance and control functions within the firm, and in developing significant improvements to internal reporting and delivering on a number of important cost initiatives, and because it believed this opportunity was designed to reward performance of an executive who has a significant impact on successfully completing a potential change in control. In addition, as part of his negotiated hire on package, Mr. Lande received from the Company agreement to provide limited cash and equity acceleration severance benefits if he suffers an involuntary termination in connection with a change in control.

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We believe that these single and double trigger benefits are valuable as they address the valid concern that a chief financial officer is critical in steering a company to a successful sale of the enterprise, and also is likely to be among the first executives terminated in a change in control. These single and double trigger benefits allow Mr. Lande to focus on the success of a potential transaction that may be in the best interests of the Company’s stockholders without concern for his own financial stability. These benefits also provide an incentive for Mr. Lande to provide a release of claims and comply with his non-competition and non-solicitation covenants. See “—Potential Payments upon Termination or Change in Control” below for additional detail regarding these benefits.

However, we are aware that single trigger benefits are viewed by some stockholders as a “poor pay practice.” In recognition of this, as part of renegotiating the change in control severance benefits for our Named Executive Officers, Mr. Lande agreed to eliminate his single trigger cash payment right.

Other Benefits.   We provide our employees, including our Name Executive Officers, with the opportunity to participate in broad based employee benefit programs, including health, life and disability insurance. Historically, the Company has chosen to pay the cost of these premiums on behalf of our Founders as a limited additional amount of fixed compensation. We believe this limited perquisite is reasonable and in the best interest of our stockholders.

Retirement Benefits. We maintain a tax-qualified employee profit-sharing and savings 401(k) plan (the “401(k) Plan”) for all eligible full-time employees, including the Named Executive Officers, to attract and retain qualified employees. Participants may make pre-tax contributions up to the applicable statutory limit. Participants accrue earnings on contributions based on the performance of various investment funds available under the 401(k) Plan. The Company was not required to and made no matching contributions to the 401(k) Plan for the year ended December 31, 2014.

No Stock Ownership Guidelines

We have not adopted stock ownership guidelines for our Named Executive Officers and other key employees. We believe our Founders already have significant equity stakes in the Company and/or its subsidiary entities without such guidelines being put into effect.

Impact of Tax and Accounting on Compensatory Decisions

Our Compensation Committee considers the accounting impact and tax deductibility of compensation paid to our executive officers as just two of many relevant factors. Our Compensation Committee may decide to grant compensation that will not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, including when, in the Compensation Committee’s judgment, the tax benefits do not outweigh the benefits provided under alternate structures. Moreover, even if the Compensation Committee intends to grant compensation that qualifies as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us.

Insider Trading Policy

Our insider trading policy permits directors, executive officers and other key employees to trade our securities only during limited window periods following earnings releases and only after they have pre-cleared transactions with the legal department.

COMPENSATORY RISK ANALYSIS

We work to integrate sound risk management into our compensation programs. We believe it is critical to bring a multi-faceted strategy toward mitigating risk in compensation. We believe our focus on long-term stable compensation programs, and retaining long-term employees who have dedicated more than a decade to our success, works to limit incentives to take unnecessary or imprudent risk-taking actions. For example, in our annual cash incentive program for our Founders, we have historically relied on the same three metrics each year, to limit the motivation to skew results from one year to the next. We have capped payouts under this program at 200% of target levels, and also provide a scaled downside payment for performance at or above 75% of our target levels to avoid an all-or-nothing situation. We also provide stable fixed cash compensation to each of our executive officers, including as a counterbalance to the financial exposure that our Founders face as significant holders of equity in our enterprise.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement and incorporated by reference from this Proxy Statement into the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 16, 2015.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Perry Fish (Chair)
Arthur Gruen
James Brown

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2014 Summary Compensation Table

The following table sets forth compensation information for the Company’s Named Executive Officers for the fiscal years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)

Drew Niv, Chief Executive Officer	2014	800,000	—		—	—	—	21,276	(5)	821,276
	2013	800,000	—		—	—	660,446	21,147		1,481,593
	2012	800,000	—		—	—	—	20,886		820,886

Robert Lande, Chief Financial Officer	2014	480,000	560,000	(2)	138,125	—	—	—		1,178,125
	2013	480,000	475,000		—	—	—	—		955,000
	2012	400,000	400,000		—	857,000	—	—		1,657,000

David Sakhai, Chief Operating Officer	2014	800,000	—		—	—	—	21,323	(6)	821,323
	2013	800,000	—		—	—	660,446	21,110		1,481,556
	2012	800,000	—		—	—	—	20,916		820,916

William Ahdout, Chief Dealer and Managing Director	2014	800,000	—		—	—	—	21,875	(7)	821,875
	2013	800,000	—		—	—	660,446	21,931		1,482,377
	2012	800,000	—		—	—	—	21,930		821,930

Eduard Yusupov, Global Head of Dealing	2014	800,000	—		—	—	—	8,781	(8)	808,781
	2013	800,000	—		—	—	660,446	8,598		1,469,044
	2012	800,000	—		—	—	—	8,596		808,596

(1)	With the exception of Mr. Lande, this amount represents a guaranteed cash payment in lieu of base salary paid in accordance with the Operating Agreement.

(2)	The amount in this column for 2014 represents a discretionary performance-based bonus award received by Mr. Lande for 2014 performance. For more information about this award, see “—2014 Compensation Decisions—Annual Individual Performance-Based Bonus for Mr. Lande” above.

(3)	The amount in this column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the service-based restricted stock units granted to Mr. Lande during 2014. The amount reported in this column does not necessarily represent a realized financial benefit because service-based restricted stock units may not vest (and may be forfeited). In addition, the financial benefits, if any, that may be realized will depend on the future share price at such time, if ever, that the restricted stock units vest. See Note 17 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying valuation of equity awards. No restricted stock units were forfeited by Mr. Lande during 2014.

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(4)	The amounts reported in this column for 2013 represent annual cash incentive payments earned in 2013 but declined by the Founders.

(5)	This amount consists of $17,715 in health insurance premiums, $2,192 in dental insurance premiums, $222 in vision insurance and $1,146 in disability insurance premiums.

(6)	This amount consists of $17,715 in health insurance premiums, $2,192 in dental insurance premiums, $222 in vision insurance and $1,194 in disability insurance premiums.

(7)	This amount consists of $17,715 in health insurance premiums, $2,192 in dental insurance premiums, $222 in vision insurance and $1,746 in disability insurance premiums.

(8)	This amount consists of $6,813 in health insurance premiums, $699 in dental insurance premiums, $74 in vision insurance and $1,194 in disability insurance premiums.

As noted above, Messrs. Niv, Sakhai, Ahdout and Yusupov are founding partners of our firm and own significant equity interests in Holdings. Accordingly, in addition to the guaranteed payments and other amounts received by them and reflected in the foregoing table, these executives have received distributions, ratable with those of other existing owners, in respect of such equity interests. Other than tax-related distributions between Holdings and its members and payments by the Company under a tax receivable agreement to the former members of Holdings, neither the Company nor Holdings made any other distributions to our existing owners during 2014. Messrs. Niv, Sakhai, Ahdout and Yusupov received $1,465,330, $1,041,813, $713,909, and $1,369,291 respectively, in distributions from the Company or Holdings during 2014.

Grants of Plan-Based Awards for 2014

The following table sets forth information with regard to non-equity incentive plan awards, as well as all stock and option awards, granted to the Named Executive Officers during fiscal year 2014.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Drew Niv	—	400,000	800,000	1,600,000	—		—	—	—

Robert Lande	12/16/2014	—	—	—	8,500	(2)	—	—	$138,125	(2)

David Sakhai	—	400,000	800,000	1,600,000	—		—	—	—

William Ahdout	—	400,000	800,000	1,600,000	—		—	—	—

Eduard Yusupov	—	400,000	800,000	1,600,000	—		—	—	—

(1)	Amounts reflect the threshold, target and maximum payout levels, respectively, if an annual cash incentive award payout is earned and paid out as described under the heading “— 2014 Compensation Decisions—Annual Cash Incentive Compensation for Founders” above. Because threshold performance levels were not achieved for 2014, no amounts are included in the 2014 Summary Compensation Table above as payouts earned for 2014.

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(2)	On December 16, 2014, Mr. Lande was granted a restricted stock units award under the Plan as indicated above. The grant date fair value set forth above was calculated by multiplying the number of shares subject to the restricted stock units award by the closing price per share of our Class A common stock on the date the units were granted. The restricted stock units award generally will vest in four equal installments on each of the first four anniversaries of the grant date, subject to Mr. Lande’s continued employment by the Company on each applicable vesting date.

Operating Agreement & Employment Agreements

Messrs. Niv, Sakhai, Ahdout and Yusupov received guaranteed cash payments in lieu of base salary in accordance with the Operating Agreement. Mr. Lande’s original compensation terms were set forth in the employment agreement between Mr. Lande and Forex Capital Markets LLC. Each of our Named Executive Officers is also party to a Confidentiality and Restrictive Covenant Agreement with Holdings, which provide for one-year post-termination non-competition and non-solicitation obligations.

Changes to Annual Incentive Bonus Plans in March 2015

On March 11, 2015, the Board approved the Company’s Annual Incentive Bonus Plan for Founder-Directors (2015-2016) and the Annual Incentive Bonus Plan for Specified Executive Officers (2015-2016) (together, the “Annual Incentive Bonus Plans”), each for the fiscal years 2015 and 2016. Under each of the Annual Incentive Bonus Plans, each participant (including each of the Named Executive Officers) is entitled to receive a bonus based on a target amount equal to 200% of such participant’s base salary for the applicable year (the “Annual Bonus”). For the year ending December 31, 2015, the Annual Bonus will be calculated as follows: 50% of the target will be earned if the participant achieves each individual objective and goal set for the participant, 25% of the target (the “2015 Leucadia Loan Portion”) will be earned if during 2015 the Company makes repayments totaling at least $100 million of principal (the “Leucadia Target”) with respect to the loan evidenced by a credit agreement and letter agreement, each dated January 16, 2015, between the Company, FXCM Holdings, LLC, FXCM Newco, LLC and Leucadia National Corporation (the “Leucadia Loan”) and 25% of the target (the “2015 EBITDA Portion”) will be earned if the Company is certified to have achieved an adjusted EBITDA (as described in the plan document) for 2015 equal to at least $70 million (the “2015 EBITDA Target”). None of the 2015 Leucadia Loan Portion or the 2015 EBITDA Portion will be earned if less than 90% of the Leucadia Target or 2015 EBITDA Target, respectively, is achieved, and 100% of the 2015 Leucadia Loan Portion or the 2015 EBITDA Portion will be earned if 100% or more of the Leucadia Target or 2015 EBITDA Target, respectively, is achieved. If between 90% and 100% of the respective target is achieved, the 2015 Leucadia Loan Portion and the 2015 EBITDA Portion will be subject to proration. For the year ending December 31, 2016, the Annual Bonus will be calculated as follows: 50% of the target bonus will be earned if the participant achieves each individual objective and goal set for the participant, 25% of the target will be earned if, prior to January 16, 2017, the Leucadia Loan is paid in full and 25% of the target (the “2016 EBITDA Portion”) will be earned if the Company is certified to have achieved an adjusted EBITDA (as described in the plan document) for 2016 equal to at least $80.5 million (the “2016 EBITDA Target”). None of the 2016 EBITDA Portion will be earned if less than 90% of the 2016 EBITDA Target is achieved, and 100% of the 2016 EBITDA Portion will be earned if 100% or more of the 2016 EBITDA Target is achieved. If between 90% and 100% of the 2016 EBITDA Target is achieved, the 2016 EBITDA Portion will be subject to proration. Unless otherwise determined by the administrator, payment of bonus amounts under the Annual Incentive Bonus Plans is subject to continued employment by the Company on the last day of the applicable plan year (or as otherwise provided in the applicable plan document). All payments under the Annual Incentive Bonus Plans will be made in cash, except that payments to Mr. Lande in excess of 150% of his base salary will be paid in the form of equity-based compensation.

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Outstanding Equity Awards at Fiscal Year-End for 2014

The following table provides information regarding outstanding equity awards held by our Named Executive Officers as of the end of fiscal year 2014.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)(1)(2) Exercisable	Number of Securities Underlying Unexercised Options (#)(1)(2) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Drew Niv	—	—	—	—	—	—	—		—		—	—
Robert Lande	12/16/2014	—	—	—	—	—	8,500	(3)	$140,845	(4)	—	—
	9/12/2012	37,500	75,000	—	$9.34	9/12/2019	—		—		—	—
	8/10/2012	25,000	50,000	—	$9.81	8/10/2019	—		—		—	—
	8/12/2011	31,250	31,250	—	$10.73	8/10/2018	—		—		—	—
	12/1/2010	50,000	—	—	$14.00	12/1/2017	—		—		—	—
David Sakhai	—	—	—	—	—	—	—		—		—	—
William Ahdout	—	—	—	—	—	—	—		—		—	—
Eduard Yusupov	—	—	—	—	—	—	—		—		—	—

(1)	Generally, 25% of the total number of stock options that are granted vest and become exercisable on each of the first four anniversary dates from the initial grant. The stock options have a contractual term of seven years.

(2)	As of December 31, 2014, the vesting of these options will accelerate upon a termination by the Company without “cause” (as defined in the stock option agreement) or a termination by the employee for “good reason” (as defined in the stock option agreement), in each case within the two-year period following a “change in control” (as defined in the Plan). In addition, in the event of a termination due to death or disability, he will be deemed vested in any portion of the stock option that would have become vested within the 12-month period following such termination. Effective March 11, 2015, the vesting of these options will accelerate in the event of Mr. Lande’s termination of employment by the Company and its affiliates without “cause” (other than due to death or disability) or by him for “good reason” (each as defined in the Severance Agreement for Selected Executives and Managers with Forex Capital Markets LLC), and subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants.

(3)	Reflects the number of restricted stock units granted to Mr. Lande under the Plan. 25% of the restricted stock units that are granted vest on each of the first four anniversaries of the grant date, subject generally to Mr. Lande’s continued employment with us on the applicable vesting date. If Mr. Lande is terminated by us without “cause” (as defined in the restricted stock unit award agreement) or he terminates employment for “good reason” (as defined in the restricted stock unit award agreement), in each case within the two-year period following a “change in control” (as defined in the Plan), the restricted stock units will fully vest effective as of the date on which Mr. Lande’s employment terminates. In the event Mr. Lande terminates employment due to death or disability, he will be deemed vested in any portion of the restricted stock units that would otherwise have vested within 12 months following such termination of employment. Mr. Lande will not have any rights as a shareholder unless and until the restricted stock units vest and are settled by the issuance of shares of our Class A common stock. Effective March 11, 2015, the vesting of these restricted stock units will accelerate in the event of Mr. Lande’s termination of employment by the Company and its affiliates without “cause” (other than due to death or disability) or by him for “good reason” (each as defined in the Severance Agreement for Selected Executives and Managers with Forex Capital Markets LLC), and subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants.

(4)	The market value of the restricted stock units is calculated by multiplying the number of shares subject to the restricted stock units by $16.57, the closing price per share of our Class A common stock on December 31, 2014, the last day of our 2014 fiscal year.

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Option Exercises and Stock Vested for 2014

None of the Named Executive Officers exercised any option awards or vested in any stock awards during 2014.

Potential Payments upon Termination or Change in Control

Pursuant to the Letter Agreements in effect as of December 31, 2014, each of Messrs. Niv, Sakhai, Ahdout and Yusupov were afforded certain severance protections in the event of a termination of his employment by us without cause or by him for good reason. In the event of such termination, subject to the execution of a release of claims against us and continued compliance with any applicable restrictive covenants, each of Messrs. Niv, Sakhai, Ahdout and Yusupov will be entitled to receive (1) an aggregate amount equal to two years of his cash payment under the Letter Agreements, which amount will be payable in equal monthly installments over a 24-month period beginning on the 60th day following the termination date, and (2) continued medical coverage for a period of 18 months following the termination date and, for six months after the expiration of the 18-month period, an amount equal to the premium we would have paid for his medical coverage had he still been employed by us, which amount will be payable on the first business day of each month.

Pursuant to the Company’s employment agreement with Mr. Lande in effect on December 31, 2014, if Forex Capital Markets LLC is sold (a “Sale Event”), Mr. Lande (1) is entitled to a one-time cash payment of $400,000 at the time of Sale Event (the “Sale Bonus”) and (2) if his employment is terminated following the Sale Event, is eligible for severance equal to one year of base salary of $480,000 and his target annual bonus for the year of termination.

As of December 31, 2014, Mr. Lande held unvested stock options exercisable for 75,000, 50,000, and 31,250 shares of our Class A common stock at an exercise price of $9.34, $9.81, $10.73 per share, respectively. Each stock option agreement provides that, upon termination, to the extent Mr. Lande’s option is not then vested and exercisable, the option will be immediately canceled by FXCM. Each stock option agreement also provides that the options will accelerate upon a termination by us without “cause” (as defined in the stock option agreement or a termination by Mr. Lande for “good reason” (as defined in the stock option agreement), in each case within the two-year period following a “change in control” (as defined in the Plan), and in the event of a termination due to death or disability Mr. Lande will be deemed vested in any portion of the stock option that would have become vested within the 12-month period following such termination. As of December 31, 2014, Mr. Lande held 8,500 unvested restricted stock units. Mr. Lande’s restricted stock unit agreement provides that, if Mr. Lande is terminated by us without “cause” (as defined in the restricted stock unit award agreement) or if he terminates employment for “good reason” (as defined in the restricted stock unit award agreement), in each case within the two-year period following a “change in control” (as defined in the Plan), the restricted stock units will fully vest effective as of the date on which Mr. Lande’s employment terminates. In the event Mr. Lande terminates employment due to death or disability, he will be deemed vested in any portion of the restricted stock units that would otherwise have vested within 12 months following such termination of employment.

The tables below set forth the amounts that the Named Executive Officers would receive in the event of certain terminations and, in Mr. Lande’s case, upon the occurrence of a Sale Event, assuming each such event occurred on December 31, 2014.

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Drew Niv, Chief Executive Officer

Event	Cash Severance Payments Over 24 Months ($)	Medical Benefits ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	1,600,000	40,296	1,640,296
Retirement, disability or death	800,000	1,987	801,987

Robert Lande, Chief Financial Officer

Event	Sale Bonus ($)	Cash Severance Payments ($)	Equity Acceleration ($)(1)	Total ($)
Termination for cause or resignation without good reason	—	—	—	—
Termination without cause or resignation for good reason within 2 years following a Sale Event	—	955,000	1,203,595	2,158,595
Disability or death	—	—	657,836	657,836
Sale Event	400,000	—	—	400,000

(1) The value of accelerated vesting of stock options is based on the excess of the closing price of a share of our Class A common stock of $16.57 on December 31, 2014 over the applicable exercise price of the stock option. The value of the accelerated vesting of restricted stock units is based on the closing price of a share of our Class A common stock of $16.57 on December 31, 2014.

David Sakhai, Chief Operating Officer

Event	Cash Severance Payments Over 24 Months ($)	Medical Benefits ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	1,600,000	40,296	1,640,296
Retirement, disability or death	800,000	1,913	801,913

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William Ahdout, Chief Dealer and Managing Director

Event	Cash Severance Payments Over 24 Months ($)	Medical Benefits ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	1,600,000	40,296	1,640,296
Retirement, disability or death	800,000	3,556	803,556

Eduard Yusupov, Global Head of Dealing

Event	Cash Severance Payments Over 24 Months ($)	Medical Benefits ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	1,600,000	40,736	1,640,736
Retirement, disability or death	800,000	2,452	802,452

Potential Payments upon Termination or Change in Control after March 2015

Amended and Restated Severance Agreement for Founders. On March 11, 2015, Messrs. Niv, Sakhai, Adhout and Yusupov each entered into a Amended and Restated Severance Agreement for Founders (the “Founders Severance Agreement”) with Forex Capital Markets LLC. Under the Founders Severance Agreement, in the event of termination of employment of any of them by the Company and its subsidiaries without cause (other than due to death or disability) or by any of them for good reason, and subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants, each of Messrs. Niv, Sakhai, Adhout and Yusupov will be entitled to receive the following benefits: (1) an aggregate amount equal to (A) two times his annual base salary on the termination date, plus (B) his target annual bonus, (2) full acceleration and vesting of their then-outstanding unvested equity awards and (3) a payment equal to 24 times the required monthly premium for COBRA medical coverage under the Company medical plan in which he and his family participated immediately prior to termination.

Severance Agreement for Selected Executives and Managers. Also on March 11, 2015, Mr. Lande into a Severance Agreement for Selected Executives and Managers with Forex Capital Markets LLC (the “Selected Executives Severance Agreement”), under which, in the event of Mr. Lande’s termination of employment by the Company and its affiliates without cause (other than due to death or disability) or by him for good reason, and subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants, Mr. Lande will be entitled to receive the following benefits: (1) an aggregate amount equal to (A) his annual base salary on March 31, 2015, plus (B) his target annual bonus, (2) full acceleration and vesting of Mr. Lande’s then-outstanding unvested equity awards and (3) a payment equal to 12 times the required monthly premium for COBRA medical coverage under the Company medical plan in which he and his family participated immediately prior to termination (less an employee contribution amount). In addition, the Board also approved an increase in Mr. Lande’s base salary from $480,000 to $600,000, effective as of March 15, 2015.

Please refer to the section above titled “—Grants of Plan Based Awards in 2014—Changes to Annual Incentive Bonus Plans in March 2015” for a description of the changes to the Company’s annual incentive plans, including the target annual bonuses for the Named Executive Officers, approved in March 2015.

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OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our Class A and Class B common stock and of Holdings Units as of April 14, 2015 by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of FXCM Inc., (2) each of our Directors and Named Executive Officers and (3) all of our Directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules.

	Class A Common Stock Beneficially Owned (1)		Holdings Units Beneficially Owned (1)		Class B Beneficially Owned (2)	Combined Voting Power (3)
Name of Beneficial Owner	Number	%	Number	%	Number	%
Directors and Named Executive Officers
William Ahdout (4)	—	—	2,727,831	3.31%	1	3.31%
James G Brown (5)	164,084	*	917,551	1.11%	3	1.44%
Robin Davis (6)	45,836	*	—	—	—	*
Perry Fish (7)	64,084	*	—	—	—	*
Kenneth Grossman (8)	—	—	313,692	*	1	*
Arthur Gruen (9)	64,084	*	—	—	—	*
Robert Lande (10)	175,550	*	—	—	—	*
Eric LeGoff (11)	64,084	*	80,000	*	1	*
Drew Niv (12)	—	—	8,874,900	10.78%	1	10.78%
David Sakhai (13)	—	—	5,951,972	7.23%	1	7.23%
Ryan Silverman (14)	34,731	*	—	—	—	*
Eduard Yusupov (15)	—	—	3,733,356	4.53%	1	4.53%
Directors and Executive Officers, as a group (17 persons)	612,453	1.21%	22,599,302	27.44%		28.65%

5% Stockholders
BlackRock Inc. (16)	4,741,392	9.35%	—	—	—	9.35%
FMR LLC (17)	4,918,818	9.70%	—	—	—	9.70%
Michael Romersa (18)	—	—	4,100,000	4.98%	1	4.98%
The Vanguard Group, Inc. (19)	2,558,846	5.05%	—	—	—	5.05%
Matthew Wilhelm (20)	2,707,655	5.34%	—	—	—	5.34%
Leya Yusupov (21)	—	—	1,451,561	1.76%	1	1.76%
Mikhail Yusupov (21)	—	—	1,514,054	1.84%	1	1.84%

*	Represents less than 1%.

(1)	Subject to the terms of an exchange agreement, the Holdings Units are exchangeable for shares of our Class A common stock on a one-for-one basis. See “Certain Relationships and Related Person Transactions - Exchange Agreement.” Beneficial ownership of Holdings Units reflected in this table has not been also reflected as beneficial ownership of shares of our Class A common stock for which such units may be exchanged. Percentage of Holdings Units beneficially owned treats Holdings Units held by FXCM Inc. as outstanding. As of April 14, 2015, we had 50,709,113 shares of Class A common stock outstanding that will carry an aggregate of 50,709,113 votes and 31 shares of Class B common stock outstanding that will carry an aggregate of 31,638,525 votes (i.e., a number of votes that is equal to the number of outstanding Holdings Units, not including those held by FXCM Inc.) for a total of 82,347,638 votes.

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(2)	Each holder of Class B common stock is entitled, without regard to the number of shares of Class B common stock held by such holder, to one vote for each Holdings Unit held by such holder.

(3)	Represents percentage of voting power of the Class A common stock and Class B common stock of FXCM voting together as a single class.

(4)	Consists of 2,727,831 Holdings Units and one share of Class B common stock held individually.

(5)	Consists of 100,000 shares of Class A common stock held individually and 64,084 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days. Holdings Units beneficially owned by Mr. Brown include: 219,865 Holdings Units and one share of Class B common stock held individually by Mr. Brown; 219,865 Holdings Units and one share of Class B common stock held by JR Brown Associates LLC, of which Mr. Brown is a Manager; and 477,821 Holdings Units and one share of Class B common stock held by the James Brown Dynasty Trust, which is held for the benefit of Mr. Brown’s family, for which his wife is the trustee. The address of Mr. Brown, JR Brown Associates, LLC and the James Brown Dynasty Trust is 200 Madison Avenue, Suite 1900, New York, NY 10016.

(6)	Consists of 45,836 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.

(7)	Consists of 64,084 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.

(8)	Consists of 195,389 Holdings Units and one share of Class B common stock held individually by Mr. Grossman and 118,303 Holdings Units and one share of Class B common stock held by a trust for the benefit of Mr. Grossman’s family, for which Mr. Grossman’s wife serves as trustee.

(9)	Consists of 64,084 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.

(10)	Consists of 31,800 of Class A common stock individually owned and 143,750 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.

(11)	Consists of 80,000 Holdings Units and one share of Class B common stock held individually by Mr. LeGoff and 64,084 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.

(12)	Consists of 7,880,472 Holdings Units and one share of Class B common stock owned individually by Mr. Niv; 372,214 Holdings Units and one share of Class B common stock held by a trust for the benefit of Mr. Niv’s family, for which Mr. Niv’s wife serves as trustee; and 622,214 Holdings Units and two shares of Class B common stock held by trusts over which Mr. Niv is an investment advisor.

(13)	Consists of 3,856,369 Holdings Units and one share of Class B common stock owned individually by Mr. Sakhai and 2,095,603 Holdings Units and seven shares of Class B common stock held by trusts for the benefit of Mr. Sakhai’s family, for which Mr. Sakhai’s sister serves as trustee.

(14)	Consists 34,734 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.

(15)	Consists of 3,733,356 Holdings Units and one share of Class B common stock held individually by Mr. Yusupov.

(16)	Information regarding BlackRock Inc. was obtained from a Schedule 13G filed by BlackRock Inc. on January 9, 2015. The principal business address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022. BlackRock Inc. has sole power to vote or direct the vote of 3,458,986 shares of our Class A common stock and sole power to dispose or to direct the disposition of 3,528,445 shares of our Class A common stock.

(17)	Information regarding FMR LLC was obtained from a Schedule 13G/A filed by FMR LLC with the SEC on February 13, 2015. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210. FMR LLC has sole power to vote or direct the vote of 2,664,099 shares of our Class A common stock and sole power to dispose or to direct the disposition of 6,187,877 shares of our Class A common stock.

(18)	Consists of 4,100,000 Holdings Units and one share of Class B common stock owned individually by Mr. Romersa. The address of Michael Romersa is 1 Broad Street, Unit 21G, Stamford, CT 06901. Mr. Romersa exercises sole voting and dispositive power over all of the securities.

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(19)	Information regarding The Vanguard Group, Inc. (“Vanguard”) was obtained from a Schedule 13G/A filed with the SEC on February 10, 2015. Vanguard reported that it has sole power to vote or direct the vote of 59,020 shares that it beneficially owns, and that it has sole power to dispose or to direct the disposition of 2,504,226 shares and has shared power to dispose or to direct the disposition of 54,620 shares. Vanguard further reported that (a) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 54,620 shares, or 0.11%, of our common stock as a result of its serving as investment manager of collective trust accounts and (b) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 4,400 shares, or 0.00%, of our common stock as a result of its serving as investment manager of Australian investment offerings. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(20)	Consists of 2,229,206 shares of Class A common stock held directly by Mr. Wilhelm and 408,452 shares of Class A common stock held by Mr. Wilhelm as nominee and trustee. Mr. Wilhelm has no financial interest in any of the 408,452 shares held by him as nominee and trustee. The principal place of business of Mr. Wilhelm is 12th Floor, 30 Crown Place, London EC4A 2EB, United Kingdom.

(21)	Leya Yusupov and Mikhail Yusupov each beneficially owns 2,965,615 Holdings Units as co-trustees over trusts established for the benefit of the Yusupov family. The principal business address of Leya Yusupov is c/o FXCM Inc., 55 Water Street, 50th Floor, New York, New York 10041. The principal business address of Mikhail Yusupov is 111-55 77th Avenue, Apt 1F, Forest Hills, New York 11375.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers and Directors, we believe that our executive officers and Directors complied with all Section 16(a) filing requirements during fiscal year 2014, except that each of William Ahdout, David Sakhai, Eduard Yusupov, Perry Fish, Arthur Gruen, James G. Brown, Ryan Silverman, Robin Davis and Eric LeGoff did not file one Form 4 reporting one transaction on a timely basis due to a Company administrative error. In addition, David Sakhai failed to timely file one Form 4 report disclosing one gift of shares made during fiscal year 2012.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Exchange Agreement

In December 2010, we entered into an exchange agreement with the non-managing members of Holdings. Under the exchange agreement each non-managing member of Holdings (and certain permitted transferees thereof) may exchange their Holdings Units for shares of Class A common stock of FXCM on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The exchange agreement provides that such exchanges must be for a minimum of the lesser of 1,000 Holdings Units or all of the vested Holdings Units held by such non-managing member of Holdings. The exchange agreement also provides that a non-managing member of Holdings will not have the right to exchange Holdings Units if FXCM determines that such exchange would be prohibited by law or regulation or would violate other agreements with FXCM to which the non-managing member of Holdings may be subject. FXCM may impose additional restrictions on exchange that it determines to be necessary or advisable so that Holdings is not treated as a “publicly traded partnership” for United States federal income tax purposes. As a holder exchanges Holdings Units for shares of Class A common stock, the number of Holdings Units held by FXCM is correspondingly increased as it acquires the exchanged Holdings Units. Additionally, pursuant to the exchange agreement, anytime FXCM cancels, issues or repurchases shares of its Class A common stock, Holdings enters into an equivalent Holding Unit transaction with FXCM.

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Registration Rights Agreement

In December 2010, we entered into a registration rights agreement with the non-managing members of Holdings pursuant to which we have granted them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act of 1933, as amended, shares of Class A common stock of FXCM delivered in exchange for Holdings Units. Pursuant to the registration rights agreement, we registered the exchange of Holdings Units for shares of Class A common stock of FXCM by the non-managing members of Holdings on a Registration Statement on Form S-3/A which was declared effective by the SEC on January 30, 2012. In addition, the owners of Holdings Units covered by the registration rights agreement have the right to request that we register the sale of shares of Class A common stock of FXCM held by them and may require us to make available shelf registration statements permitting sales of shares of Class A common stock of FXCM held by them into the market from time to time over an extended period. In addition, the owners of Holdings Units covered by the registration rights agreement have the ability to exercise certain piggyback registration rights in respect of shares of Class A common of FXCM stock held by them in connection with registered offerings requested by other registration rights holders or initiated by us.

Tax Receivable Agreement

As described above, FXCM purchased Holdings Units from other members of Holdings at the time of the IPO. In addition, under the terms of the exchange agreement described above, the members of Holdings (other than FXCM) may, from and after the first anniversary of the date of the closing of the IPO (subject to the terms of the exchange agreement), exchange their Holdings Units for shares of Class A common stock of FXCM on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Holdings intends to make an election under Section 754 of the Code effective for each taxable year in which such a purchase or exchange of Holdings Units for shares of Class A common stock occurs, which is expected to result in increases to the tax basis of the assets of Holdings at the time of the purchase or subsequent exchange of Holdings Units that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that FXCM would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The Internal Revenue Service (“IRS”) may challenge all or part of the tax basis increase and increased deductions, and a court could sustain such a challenge.

We have entered into a tax receivable agreement (the “TRA”) with other members of Holdings that provides for the payment from time to time by FXCM to the non-managing members of Holdings of 85% of the amount of the benefits, if any, that FXCM is deemed to realize as a result of increases in tax basis and certain other tax benefits related to our entering into the TRA, including tax benefits attributable to payments under the TRA. These payment obligations are obligations of FXCM and not of Holdings. For purposes of the TRA, the benefit deemed realized by FXCM will be computed by comparing the actual income tax liability of FXCM (calculated with certain assumptions) to the amount of such taxes that FXCM would have been required to pay had there been no increase to the tax basis of the assets of Holdings as a result of the purchase or exchanges and certain other assumptions. The term of the TRA will continue until all such tax benefits have been utilized or expired, unless FXCM exercises its right to terminate the TRA for an amount based on the agreed payments remaining to be made under the agreement or FXCM breaches any of its material obligations under the TRA in which case all obligations will generally be accelerated and due as if FXCM had exercised its right to terminate the agreement. Estimating the amount of payments that may be made under the TRA is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the TRA, will vary depending upon a number of factors, including:

•	the timing of exchanges — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of Holdings at the time of each exchange;

•	the price of shares of Class A common stock of FXCM at the time of the exchange — the increase in any tax deductions, as well as the tax basis increase in other assets, of Holdings is directly proportional to the price of shares of Class A common stock of FXCM at the time of the exchange;

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•	the extent to which such exchanges are taxable — if an exchange is not taxable for any reason, increased deductions will not be available; and

•	the amount and timing of our income — FXCM will be required to pay 85% of the deemed benefits as and when deemed realized. If FXCM does not have taxable income, FXCM generally is not required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

We expect that the payments that FXCM may make under the TRA will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the TRA exceed the actual benefits FXCM realizes in respect of the tax attributes subject to the tax receivable agreement and/or distributions to FXCM by Holdings are not sufficient to permit FXCM to make payments under the tax receivable agreement after it has paid taxes. Late payments under the TRA will generally accrue interest at an uncapped rate equal to one-year LIBOR + 5%. The payments under the TRA are not conditioned upon our owners at the time of the IPO continuing their ownership interest in us.

In addition, the TRA provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, FXCM’s (or its successor’s) obligations with respect to exchanged or acquired Holdings Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that FXCM would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the TRA. As a result, (1) FXCM could be required to make payments under the TRA that are greater than or less than the specified percentage of the actual benefits FXCM realizes in respect of the tax attributes subject to the TRA and (2) if FXCM elects to terminate the TRA early, FXCM would be required to make an immediate payment equal to the present value of the anticipated future tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. Upon a subsequent actual exchange, any additional increase in tax deductions, tax basis and other benefits in excess of the amounts assumed at the change in control will also result in payments under the TRA. In these situations, our obligations under the TRA could have a substantial negative impact on our liquidity.

Decisions made by our owners at the time of the IPO in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling non-managing member of Holdings under the TRA. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the TRA and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase a non-managing member of Holdings tax liability without giving rise to any rights of a non-managing member of Holdings to receive payments under the TRA.

Payments under the TRA will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, FXCM, the corporate taxpayer, will not be reimbursed for any payments previously made under the TRA. As a result, in certain circumstances, payments could be made under the TRA in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the TRA.

Payments due to certain Directors and officers of the Company for 2014 under the TRA amount to $0. The Company has a remaining liability of $0.5 million to certain Directors and officers for 2013 under the TRA as the Company did not realize a complete benefit for the 2013 amortization and therefore was not required to make full payment under the TRA at the time. Under the TRA, the 2013 liability is required to be fully paid before payments for subsequent years are made.

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FXCM Holdings, LLC Limited Liability Company Agreement

FXCM Inc. holds Holdings Units in Holdings and is the sole managing member of Holdings. Accordingly, FXCM operates and controls all of the business and affairs of Holdings and, through Holdings and its subsidiaries, conducts our business operations.

Pursuant to the limited liability company agreement of Holdings, FXCM has the right to determine when distributions will be made to unitholders of Holdings and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the unitholders of Holdings pro rata in accordance with the percentages of their respective limited liability company interests.

The unitholders of Holdings, including FXCM, will incur United States federal, state and local income taxes on their proportionate share of any taxable income of Holdings. Net profits and net losses of Holdings will generally be allocated to its unitholders (including FXCM) pro rata in accordance with the percentages of their respective limited liability company interests. The limited liability company agreement of Holdings provides for cash distributions, which we refer to as “tax distributions,” to the holders of the Holdings Units if FXCM, as the sole managing member of Holdings, determines that the taxable income of the relevant unitholder will give rise to taxable income for such holder. Generally, these tax distributions will be computed based on our estimate of the net taxable income of Holdings allocable to a holder of Holdings Units multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). Tax distributions will be made only to the extent all distributions from Holdings for the relevant year were insufficient to cover such tax liabilities.

The limited liability company agreement of Holdings provides that substantially all expenses incurred by or attributable to FXCM (such as expenses incurred in connection with the IPO), but not including obligations incurred under the tax receivable agreement by FXCM, income tax expenses of FXCM and payments on indebtedness incurred by FXCM, are borne by Holdings.

Relationships with Global Finance and Master Capital Group

Forex Capital Markets Limited (“FXCM UK”) is party to an arrangement with Global Finance Company (Cayman) Limited, (“Global Finance”), and Master Capital Group, S.A.L. (“Master Capital”). A shareholder of the Company beneficially owns more than 90% of the equity of Global Finance and Master Capital. Pursuant to such arrangement, Global Finance and Master Capital are permitted to use the brand name “FXCM” and our technology platform to act as the Company’s local presence in certain countries in the Middle East and North Africa (“MENA”). UK collects and remits to Global Finance and Master Capital fees and commissions charged by Global Finance and Master Capital to customers in MENA countries. For the years ended December 31, 2014, 2013 and 2012, these fees and commissions were approximately $1.3 million, $1.6 million and $2.5 million, respectively. As of April 14, 2015, the shareholder described above beneficially owns less than 5% of our shares.

Relationships with Method Credit Fund and Monetary Credit Group LLC

In August 2012, the Company entered into a master guaranty agreement (the “Method Guaranty”) with Method Credit Fund (“Method”), a Cayman Island company, owned by certain directors and shareholders of the Company, including several of the Company’s executive officers. Pursuant to the Method Guaranty, Method unconditionally guaranteed the obligations of certain counterparties that maintained a margin account with the Company. The Method Guaranty required Method to maintain a cash collateral account held by the Company equal to the aggregate amount of margin extended to all counterparties covered by the Method Guaranty. In exchange for this unconditional guaranty, the Company remitted a fee to Method determined on a counterparty by counterparty basis which was agreed upon by the Company, Method and the respective counterparty. The agreement was terminated in November 2013 and upon termination, the aggregate amount of margin extended under the Method Guaranty was reduced to zero. As of December 31, 2012, the aggregate amount of margin extended under the Method Guaranty was $1.1 million. During the years ended December 31, 2013 and 2012, no payments were made by Method to the Company to satisfy a guaranteed counterparty obligation. For the years ended December 31, 2013 and 2012, fees collected from counterparties and subsequently remitted to Method by the Company under the Method Guaranty were not material. As of December 31, 2012, the Company held cash collateral in the amount of $9.0 million.

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In November 2013, the Company entered into a master guaranty agreement (the “Monetary Guaranty”) with Monetary Credit Group LLC (“Monetary”), a Texas limited liability company owned by certain directors and shareholders of the Company, including several of the Company’s executive officers. Pursuant to the Monetary Guaranty, Monetary unconditionally guarantees the obligations of certain counterparties that maintain a margin account with the Company. The Monetary Guaranty requires Monetary to maintain a cash collateral account held by the Company equal to the aggregate amount of margin extended to all counterparties covered by the Monetary Guaranty. In exchange for this unconditional guaranty, the Company remits a fee to Monetary determined on a counterparty by counterparty basis which is agreed upon by the Company, Monetary and the respective counterparty. The Monetary Guaranty may be terminated by either the Company or Monetary at any time provided that if Monetary elects to terminate there are no guaranteed obligations outstanding.   As of December 31, 2014, the aggregate amount of margin extended under the Monetary Guaranty was $13.2 million. During the year ended December 31, 2014, no payments were made by Monetary to the Company to satisfy a guaranteed counterparty obligation. For the year ended December 31, 2014, fees collected from counterparties and subsequently remitted to Monetary by the Company under the Monetary Guaranty were $1.1 million.

As of December 31, 2014, the Company held cash collateral in the amount of $7.1 million. Effective January 30, 2015, the Company terminated the Monetary Guaranty with Monetary.

Relationship with Lucid Markets Trading Limited

Amounts advanced to the Company from certain Lucid Markets Trading Limited (“Lucid”) non-controlling members in connection with trade settlements were nil, $0.2 million and $9.6 million at December 31, 2014, 2013 and 2012, respectively. Amounts due related to the allocation of income to Lucid non-controlling members for services provided were $8.9 million, $9.8 million and nil at December 31, 2014, 2013 and 2012, respectively.

Amounts borrowed by the Company from the Lucid non-controlling members in connection with the Lucid acquisition in June 2012 were nil, $9.8 million and $22.9 million at December 31, 2014, 2013 and 2012, respectively. The Company repaid the unsecured promissory notes in December 2014.

Relationship with Faros Trading LLC

Amounts due by the Company under the follow-on payment in connection with the acquisition of Faros Trading LLC were nil, $3.7 and nil as of December 31, 2014, 2013 and 2012, respectively.

Other Transactions

Ornit Niv, Chief Executive Officer of Forex Capital Markets LLC, is the sister of Drew Niv, one of our Directors and our Chief Executive Officer. Ms. Niv received total compensation of $350,000 for the year ended December 31, 2014. Matthew Navie, one of our institutional sales representatives, is the brother-in-law of David Sakhai, one of our Directors and our Chief Operating Officer. Mr. Navie received total compensation of $215,840 for the year ended December 31, 2014, Leya Yusupov and Shirin Yusupov are each sisters of Eduard Yusupov, one of our Directors and our Global Head of Dealing. Leya Yusupov, one of our senior dealers, received total compensation of $135,000 for the year ended December 31, 2014. Shirin Yusupov, an employee in our reconciliation department, received total compensation of $110,000 for the year ended December 31, 2014. Debra Blajchman, who works in our payroll department, is the sister of Kenneth Grossman, one of our Directors. Ms. Blajchman earned total compensation of $150,000 for the year ended December 31, 2014. Elisheva Rutenberg, a member of our programming department, is the sister-in-law of Kenneth Grossman. Ms. Rutenberg received total compensation of $116,000 for the year ended December 31, 2014. David Kaplan, one of our institutional sales representatives, is the brother-in-law of Kenneth Grossman. Mr. Kaplan received total compensation of $132,940 for the year ended December 31, 2014.

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Statement of Policy Regarding Transactions with Related Persons

The Board of Directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will then promptly communicate that information to the Board of Directors. No related person transaction will be executed without the approval or ratification of the Board of Directors. It is our policy that Directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest. Our policy does not specify the standards to be applied by Directors in determining whether or not to approve or ratify a related person transaction and we accordingly anticipate that these determinations will be made in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation.

Indemnification of Directors and Officers

Our Amended and Restated By-Laws provide that we will indemnify our Directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, our Amended and Restated Certificate of Incorporation provides that our Directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

There is no pending litigation or proceeding naming any of our Directors or officers to which indemnification is being sought, and we are not aware of any other pending or threatened litigation that may result in claims for indemnification by any Director or officer.

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SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS

If any shareholder wishes to propose a matter for consideration at our 2016 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to the Secretary of the Company, FXCM Inc., 55 Water Street, 50th Floor, New York, NY 10041.

To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2016 Annual Meeting Proxy Statement and form of proxy to be made available in April 2015, a proposal must be received by the Secretary of the Company on or before December 29, 2015.

For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice complying with the requirements set forth in our Amended and Restated By-Laws must be delivered to the Secretary of the Company at the principal executive offices of FXCM Inc. not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120 th day prior to such annual meeting and not later than the close of business on the later of the 90 th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder’s notice. Notwithstanding anything in this section to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least eighty (80) days prior to the first anniversary of the prior year’s annual meeting of shareholders, then a shareholder’s notice required by this section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company at the principal executive offices of FXCM Inc. not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company; provided that, if no such announcement is made at least ten (10) days before the meeting, then no such notice shall be required. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Amended and Restated By-Laws. The proxy solicited by the Board of Directors for the 2016 Annual Meeting of Shareholders will confer discretionary authority to vote as the proxy holders deem advisable on such shareholder proposals which are considered untimely.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the Proxy Materials by contacting the Secretary of the Company, FXCM Inc., 55 Water Street, 50th Floor, New York, NY 10041, (646) 432-2241.

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FORM 10-K

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 with the SEC on March 16, 2015. Shareholders may obtain a copy of this report, including financial statements and schedules thereto, without charge, on our Internet website at www.fxcm.com under Investor Relations: SEC Filings, or by writing to the Secretary of the Company, at the Company’s principal executive offices at 55 Water Street, 50th Floor, New York, NY 10041.

OTHER BUSINESS

The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,
/s/ David S. Sassoon
David S. Sassoon
General Counsel and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.fxcm.com ) and click on Investor Relations: SEC Filings. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Secretary of the Company
55 Water Street, 50th Floor
New York, NY 10041

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[PROXY CARD]